Exhibit 10.22
Black Mountain Holdings, LLC
dba Black Mountain Properties, LLC
990 Industrial Road Commercial Lease Agreement
basic lease information

LEASE DATE:	March 20, 2008
NOTE: This Lease Date is for reference purposes only and does not necessarily represent the start of the Lease Term.

LANDLORD:	BLACK MOUNTAIN HOLDINGS, LLC dba Black Mountain Properties, LLC.

LANDLORD’S MAILING ADDRESS:	975 Industrial Road, Suite “A”, San Carlos, CA 94070.

TENANT:	BIOTROVE, INC., a Delaware corporation qualified to do business in California.

TENANT’S ADDRESS: (prior to Lease Term Commencement)	12 Gill Street, Suite 4000, Woburn, MA 01801
NOTE: For purposes of providing notices to Tenant subsequent to the Lease Term Commencement Date, such notices shall be addressed to Tenant at the Premises, with a copy sent to Tenant at the above address.

BUILDING:	The approximately 25,960 ± square foot, two-story, building, commonly known as 990 Industrial Road, San Carlos, California. The building is outlined in blue on Exhibit “A.”

PREMISES:	The approximately 1,969± square feet of rentable area known as 990 Industrial Road, Suite 206 (formerly known as Suite 206 & 207), San Carlos, California, located on the second floor of the Building. The Premises are outlined in red on Exhibit “A” attached hereto.

PROPERTY:	The Building, the Premises, and the land upon which the Building and Premises are situated, may, in the aggregate, be referred to herein as the “Property.”

LEASE TERM COMMENCEMENT DATE:	See Section 2: The later of (i) March 15, 2008 or (ii) substantial completion of Tenant Improvements.

LENGTH OF LEASE TERM:	See Section 2: Five (5) Years [equal to sixty (60) months].

LEASE TERM EXPIRATION DATE:	See Section 2: The last day of the month in which the sixtieth month anniversary of the Lease Term Commencement Date occurs.

PERMITTED USE:	See Section 3: General office, research, and development, as limited by any applicable governmental rules, regulations and/or ordinances, and legally related uses. The Premises are subject to Landlord Rules and Regulations. No hazardous materials shall be introduced onto the Property.

BASE RENT:(1)	Total useable square feet: 1,712± square feet. Total rentable square feet: 1,969± square feet

Applicable	Period	Base Rent
Months	Covered(2)	Per sq. ft. Per Month
01-12	03/15/08-03/31/09	$4,134.90/ $2,100*

13-24	04/01/09-03/31/10	$4,300.30/ $2,184*

25-36	04/01/10-03/31/11	$4,472.31 / $2,271 *

37-48	04/01/11 -03/31/12	$4,651.20/ $2,362*

49-60	04/01/12-03/31/13	$4,837.25 / $2,457 *

(1)	Base Rent does not include Additional Rent.

(2)	Period Covered is an estimate only and actual dates are subject to change.

(*)	Rental rate per square foot per month has been rounded. Actual Base Rent charged will be monthly amount shown above.

ADDITIONAL RENT, BASE YEAR:	See Section 7: The Base Year shall be the full calendar year that includes the Lease Term Commencement Date.

TENANT’S SHARE OF COSTS:	See Section 7: Tenant Proportionate Share of Operating Cost and Real Property Taxes ( collectively CAM Charges) is equal to 7.585%

RENT COMMENCEMENT DATE:	The later of (i) March 15, 2008, or (ii) substantial completion of Tenant Improvements.

FIRST MONTH’S RENT & SECURITY DEPOSIT:	See Section 20: Total due upon Tenant’s execution of the Lease: Eight Thousand Nine Hundred Seventy Two Dollars and 15/100 ($8,972.15), comprised of:

(A) First month’s Rent, of Four Thousand One Hundred Thirty Four Dollars and 90/100 ($4,134.90) and

     (B) Security Deposit, of an amount equal to last month’s Base Rent of Four Thousand Eight Hundred Thirty Seven Dollars and 25/100 ($4,837.25). Security Deposit shall not be credited toward the last month’s rent.

OPTION TO RENEW:	See Section 38:

PARKING DENSITY:	Six (6) unreserved parking stalls, free of charge, at 990 Industrial Road, San Carlos, California, through the Lease Term.

CONDITION OF PREMISES/ TENANT IMPROVEMENTS:	Subject to Paragraph 2 and Paragraph 36 of this Lease, Landlord to provide the Tenant Improvements to the Premises, as more specifically described in the Tenant Improvement Agreement, substantially in the form of the attached Exhibit “B.”

SIGNS:	See Section 14: Landlord shall provide, at its cost, the suite address number to Tenant’s Premises, and Tenant’s business name on the multi-tenant monument sign. Landlord shall install, at Landlord’s cost, Tenant’s business name on the entrance door to the Premises.

Tenant will have the right, at Tenant’s sole cost, to install building signage subject to the master signage program for 990 Industrial Road, San Carlos, CA. All signage shall be subject to Landlord’s review and will be mutually agreeable in design, and subject to the City of San Carlos ordinances, regulations, and laws.

LATE CHARGE:	See Section 6: Late charge is the greater of one hundred dollars ($100) or ten percent (10%) of delinquent payment.

APPLICABLE INTEREST RATE:	See Section 6: Interest Rate is the higher of ten percent (10%) or maximum legal rate, but in no event shall the interest rate exceed the maximum interest rate allowed by law.

BROKERS:	CB Richard Ellis represents Landlord and the Tenant.
The foregoing Basic Lease Information is incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information above and shall be construed to incorporate all of the terms under the particular Lease Section pertaining to such information. In the event of any conflict between the Basic Lease Information and the Lease, the latter shall control.

Black Mountain Holdings, llc
dba Black Mountain Properties, LLC
990 Industrial Road Commercial Lease Agreement

THIS LEASE is dated as of the twentieth (20th) day of March, 2008, by and between BLACK MOUNTAIN HOLDINGS, LLC, dba Black Mountain Properties, LLC, a California limited liability company (hereinafter called “Landlord’), and BIOTROVE, INC., a Delaware corporation qualified to do business in California (hereinafter called “Tenant”). Landlord and Tenant may be referred to, in the aggregate, as the “Parties.”

PREMISES:	1. A. Premises. Landlord leases to Tenant and Tenant leases from Landlord, upon the terms and conditions hereinafter set forth, those premises (the “Premises”) outlined in red on Exhibit “A” and described in the Basic Lease Information. The Premises may be all or part of the “Building.” The Building is outlined in blue on Exhibit “A.” The Premises, and Building, and the land upon which the Building and Premises are situated, may be referred to, in the aggregate, as the “Property.” Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating Rent, is an approximation, which the Parties agree is reasonable, and any payments based thereon are not subject to revision whether or not the actual size is more or less. Tenant is advised to verify the actual size prior to executing this Lease.

B. Appurtenant Rights. Tenant is granted the right at all times during the Lease Term to the nonexclusive use of the main lobby of the Building, common corridors and hallways, stairwells, elevators, restrooms, and other public or common areas, located in the Property. Landlord, however, has the sole discretion to determine the manner in which those public and common areas are maintained and operated, and the use of those areas shall be subject to the Rules and Regulations, as defined in Section 5.

C. Landlord’s Reservation of Rights. Except as otherwise provided in this Lease, the following rights are reserved to Landlord:

(1) The right to all of the Building, except for the space within the Premises;

(2) The right to change all elements of the Property, subject to the terms of Section 23.B.;

(3) The rights reserved to Landlord by provisions of this Lease or by operation of law;

(4) The exclusive right to consent to the use or occupancy of the Premises by any person other than Tenant; and

(5) All rights in the economic value of the leasehold estate in the Premises.

POSSESSION AND LEASE TERM COMMENCEMENT:	2. A. Construction of Improvements. This Lease pertains to improvements to be constructed within a Building, and the Term Commencement Date shall be the later of: (1) March 15, 2008, or (2) the date the improvements to be constructed by Landlord in the Premises shall have been substantially completed in accordance with the plans and specifications described on Exhibit “B.” Tenant shall have the option of early occupancy of the Premises, in their then unfinished condition, for a period of ten (10) days prior to the Term Commencement Date, subject to Landlord’s continued right to construct the improvements on the Premises. Delivery of possession of the Premises to Tenant shall be the later of (1) March 15, 2008 or (2) the date the improvements to be constructed in the Premises by Landlord shall have been substantially completed in accordance with Exhibit “B.” If, for any reason, Landlord cannot deliver possession of the Premises to Tenant on or prior to the Term Commencement Date, Landlord shall not be subject to any liability therefore, nor shall Landlord be in default hereunder. If the Landlord, without the fault of Tenant, has not delivered possession of the Premises by June 1, 2008, then the Tenant shall have the right to terminate this Lease and shall receive a refund of the first month’s Base Rent and Security Deposit previously paid to Landlord under this Lease. As provided in the preceding sentence, if Tenant terminates this Lease and provided Landlord’s inability to deliver possession is not the fault of Tenant or due to circumstances beyond Landlord’s control, Tenant shall also receive an amount equal to Tenant’s actual reasonable costs for tenant improvements to the Premises paid by Tenant. Substantial Completion” as used in the Lease shall mean: (1) all of the Building systems are operational to the extent necessary to service the Premises; (2) Landlord has sufficiently completed all the work required to be performed by Landlord in accordance with this Lease in a good and workman-like manner (except minor punch list items which Landlord shall thereafter promptly complete) such that Tenant can conduct normal business operations from the Premises; (3) Landlord has obtained a certificate of occupancy for the Premises, and (4) Tenant has been delivered complete and uninterrupted access to the Premises. Substantial completion shall have occurred notwithstanding Tenant’s submission of a punch list to Landlord, which punch list items Landlord shall diligently complete, which Tenant shall submit, if at all, within thirty (30) days after the Term Commencement Date. Subsequent to Tenant’s possession of the Premises, Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises.

B. Insurance. Landlord shall not be required to deliver possession of the Premises to Tenant and Tenant shall not have a right to early occupancy as provided in Section 2 above, until Tenant complies with its obligation to provide evidence of insurance (Section 9). Pending delivery of such evidence, Tenant shall be required to perform all of its obligations under this Lease from and after the Term Commencement Date, including the payment of Rent, notwithstanding Landlord’s election to withhold possession, pending receipt of such evidence of insurance. Further, if Tenant is required to perform any other conditions prior to or concurrent with the Term Commencement Date, the Term Commencement Date shall occur but Landlord may elect to withhold possession until such conditions are satisfied.

C. Inspection. Tenant acknowledges that (1) it has been advised by Landlord and/or its agents to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC, and fire sprinkler systems, security, environmental aspects, and compliance with Regulations, Legal Requirements, and the Americans with Disabilities Act), and their suitability for Tenant’s intended use, (2) Tenant has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefore as the same relate to its occupancy of the Premises, and (3) neither Landlord nor its agents have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. Prior to entering into this Lease, Tenant or Tenant’s broker shall be provided the opportunity to enter the Premises and perform such inspection as it deems prudent provided that if Tenant or its broker fail to make such inspection on or prior to March 10, 2008, Tenant shall be deemed to have voluntarily waived such inspection.

USE:	3. A. General. Tenant shall use the Premises for the Permitted Use and for no other use or purpose. Tenant shall control Tenant’s employees, agents, customers, visitors, invitees, licensees, contractors, assignees and subtenants (collectively, “Tenant’s Parties”) in such a manner that Tenant and Tenant’s Parties, cumulatively, do not exceed the Parking Density specified in the Basic Lease Information at any time. Tenant and Tenant’s Parties shall have the nonexclusive right to use, in common with other parties occupying the Building or Property, the parking areas and driveways of the Property, subject to such reasonable rules and regulations as Landlord may, from time, to time prescribe, including, but not limited to, those rules and regulations specified in the attached Schedule 1.

B. Limitations. Tenant shall not permit any odors, smoke, dust, gas, substances, noise or vibrations, to emanate from the Premises, nor take any action which could, reasonably and potentially, constitute a nuisance or could disturb, obstruct or endanger, any other tenants of the Building or Property, in which the Premises are situated, or interfere with their use of their respective premises. Storage, outside the Premises, of materials, vehicles or any other items is prohibited. Tenant shall not use or allow the Premises to be used for any improper, immoral or unlawful purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises. Tenant shall not allow any sale by auction upon the Premises, or place any loads upon the floors, walls or ceilings, which endanger the structure, or place any harmful liquids in the drainage system, of the Building or Property. No waste, materials or refuse shall be dumped upon or permitted to remain outside the Premises except in trash containers, placed inside exterior enclosures designated for that purpose by Landlord. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building or Property with any of the above-referenced rules or any other terms or provisions of such tenant’s or occupant’s lease or other contract.

C. Compliance with Regulations and Legal Requirements. Tenant is responsible for determining whether or not the Regulations and Legal Requirements are appropriate for Tenant’s intended use, and by entering the Premises, Tenant accepts the Premises in the condition existing as of the date of such entry, subject to all existing or future applicable municipal, state, federal, and other governmental statutes, regulations, laws, and ordinances, including zoning ordinances and regulations, governing and relating to the use, occupancy, and possession of the Premises, and the use, storage, generation, and disposal of Hazardous Materials (hereinafter defined) in, on, and under the Premises (collectively “Regulation”). Tenant, at its sole expense, shall use and occupy the Premises in compliance with all laws, including, without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, “Legal Requirements”). The Premises shall not be used as a place of public accommodation under the Americans With Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. Tenant shall, at its expense, make any alterations or modifications, within or without the Premises that are required by Legal Requirements related to Tenant’s use or occupation of the Premises. Except for pre-existing violations, Tenant shall, at Tenant’s sole expense, strictly comply with all Regulations now in force or which may hereafter be in force relating to the Premises and Tenant’s use of the Premises and/or the use, storage or generation of Hazardous Materials in, on and under the Premises by Tenant or Tenant’s Parties. Tenant shall at its sole cost and expense obtain any and all licenses or permits necessary for Tenant’s particular use of the Premises. Tenant shall comply with the requirements of any board of fire underwriters or other similar body now or hereafter constituted. Tenant shall be solely responsible for compliance with any requirements for modification to the Premises to provide for fire prevention or suppression improvements or modifications, including sprinkler requirements, as public officials or law may require, related to Tenant’s use or occupation of the Premises. Tenant shall not do or permit anything to be done in, on, or about the Premises or bring or keep anything which will in any way increase the rate of any insurance upon the Premises, Building or Property, or upon any contents therein (unless Tenant agrees to pay for the cost of such increase and the cost of removing the cause of such increase upon termination of the tenancy), or cause a cancellation of said insurance. Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any loss, cost, expense, damage, attorneys’ fees, experts[1] fees or liability arising out of the failure of Tenant to comply with any applicable law or regulation or comply with the requirements as set forth herein. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken.

D. Hazardous Wastes Materials. Tenant shall not cause, or allow any of Tenant’s Parties to cause, any Hazardous Materials to be used, generated, stored or disposed of on or about the Premises, the Building or the Property. Notwithstanding the foregoing, Tenant may use any ordinary and customary household cleaning materials and normal quantities of standard office supplies (e.g., copier toner), so long as such use is in compliance with all Regulations and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Landlord to any liability. Landlord may require Tenant to specify the type and amount of any Hazardous Materials to be brought onto the Premises in the attached Schedule 2, Hazardous Substance Disclosure Schedule. As used in this Lease, “Hazardous Materials” shall include, but not be limited to, “hazardous materials,” “hazardous wastes,” “toxic substances,” or other similar designations in any federal, state or local law, regulation, or ordinance.

(1) Landlord shall have the right, but not the obligation, at all reasonable times, upon not less than seventy-two (72) hours notice to Tenant (except in the case of emergency in which case no prior notice shall be required), and subject to all reasonable security measures of Tenant, to inspect the Premises and to conduct tests and investigations to determine whether Tenant is in compliance with the foregoing provisions, the costs of all such inspections, tests and investigations to be borne by Tenant, if such inspections, tests and investigations show that Tenant is not in compliance with the foregoing provisions.

(2) If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Landlord, Tenant shall immediately give written notice of such fact to Landlord, and provide Landlord with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Materials.

(3) At any time and upon prior written notice to Tenant, Landlord may require testing wells to be drilled on or about the Property and may require the ground water to be tested to detect the presence of Hazardous Materials by the use of any tests that are then customarily used for those purposes. The cost of these tests and of the installation, maintenance, repair, and replacement of the wells shall be paid by Tenant if the tests disclose the existence of facts that give rise to liability of Tenant pursuant to this Section. Landlord shall have the right to appoint a consultant to conduct an investigation to determine whether any Hazardous Materials are being used, generated, discharged, transported to or from, stored or disposed of in, on, over, through, or about the Premises, in an appropriate and lawful manner. If Tenant has violated any Regulations and/or Legal Requirements or covenant in this Lease during the Term regarding the use, storage or disposal of Hazardous Materials on or about the Premises, Tenant shall reimburse Landlord for the cost of such investigation. Tenant, at its expense, shall comply with all reasonable recommendations of the consultant required to conform Tenant’s use, storage or disposal of Hazardous Materials to the requirements of applicable Regulations and/or Legal Requirements or to fulfill the obligations of Tenant hereunder.

(4) If the presence of Hazardous Materials on the Premises or Property caused or permitted by Tenant results in the contamination or deterioration of the Property or any water or soil beneath the Property, Tenant, at its sole cost, shall promptly take all action necessary to investigate and remedy that contamination.

(5) If any action of any kind is required or requested to be taken, during the Term, by any governmental authority to clean-up, remove, remediate or monitor any Hazardous Materials (the presence of which is the result of the acts or omissions of Tenant or Tenant’s Parties during the Term) and such action is not completed prior to the expiration or earlier termination of the Lease, Tenant shall be deemed to have impermissibly held over until such time as such required action is completed, and Landlord shall be entitled to all damages directly or indirectly incurred in connection with such holding over, including without limitation, damages occasioned by the inability to re-let the Premises or a reduction of the fair market and/or rental value of the Premises.

(6) Tenant shall indemnify, defend, protect and hold Landlord and its members, officers, agents, employees, and consultants, harmless from and against all liabilities, losses, costs and expenses (including without limitation reasonable attorneys’ and experts’ fees and expenses), demands, causes of action, claims or judgments, directly or indirectly arising out of the use, generation, storage or disposal of Hazardous Materials in, on or under the Premises, Building or Property by Tenant or any of Tenant’s Parties, which indemnity shall include, without limitation, the cost of any required or necessary repair, cleanup or detoxification, and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the termination of this Lease. Neither the written consent by Landlord to the use, generation, storage or disposal of Hazardous Materials nor the strict compliance by Tenant with all laws pertaining to Hazardous Materials shall excuse Tenant from Tenant’s obligation of indemnification pursuant to this Lease. Tenant’s obligations pursuant to the foregoing indemnity shall survive the expiration or termination of this Lease.

RULES AND REGULATIONS:	4. In addition to Tenant’s compliance with all Regulations and Legal Requirements, Tenant shall faithfully observe and comply with any and all rules and regulations set forth in Schedule 1 attached hereto and as Landlord may from time to time prescribe for the purpose of maintaining the proper care, cleanliness, safety, traffic flow and general order of the Premises or Property, including the Rules and Regulations for Abatement of Mold (in the aggregate, “Landlord Rules and Regulations”). Tenant shall cause Tenant’s Parties to comply with such Landlord Rules and Regulations. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building or Property with any of the Landlord Rules and Regulations but shall make reasonable efforts to enforce such compliance after receipt of written notice from Tenant setting forth in detail the nature of such noncompliance.

RENT:	5. A. Rent. Tenant shall pay to Landlord, without demand throughout the Term, Rent as specified in the Basic Lease Information, together with any and all rental, sales or use taxes levied by any governmental body having authority upon the use or occupancy of the Premises and any rent or other charges payable hereunder, payable in monthly installments in advance on or before the first day of each calendar month, in lawful money of the United States, without deduction or offset whatsoever, at the address specified for Landlord in the Basic Lease Information or to such other place as Landlord may from time to time designate in writing. Payment must be in United States dollars, either in the form of a check (drawn on a bank located in the State of California) or via electronically transmitted funds. Rent does include Tenant’s share of Operating Costs. Rent due for any partial month at the commencement or expiration (but not for termination due to the default of Tenant) of the Lease Term shall be prorated based on the actual number of days in the applicable month.

B. Partial Payments. Acceptance of a payment, which is less than the amount then due, shall not be a waiver of Landlord’s rights to the balance of such Rent, regardless of Tenant’s endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Tenant to Landlord is dishonored for any reason, Tenant agrees to pay to Landlord the sum of fifty dollars ($50) in addition to any late charge. Payment will be applied first to accrued late charges and attorney’s fees, second to accrued interest, then to Rent, and any remaining amount to any other outstanding charges or costs.

LATE CHARGE AND INTEREST:	6. A. Late Charge. Tenant hereby acknowledges that late payment by Tenant of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges. Accordingly, in the event any installment of Rent is not paid within five (5) working days after written notice that the same is overdue, Tenant shall pay Landlord a one-time late charge equal to ten percent (10%) of each such delinquency or one hundred dollars ($100), whichever is greater (not to exceed the maximum allowed by applicable law). The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder.

B. Interest. If any installment of Rent is not paid within three (3) business days after written notice that the same is overdue, such amount shall bear interest at the rate of ten percent (10%) per annum (not to exceed the maximum rate allowed by law) from the date on which said payment shall be due until the date on which Landlord shall receive said payment. This provision shall not relieve Tenant of Tenant’s obligation to pay Rent at the time and in the manner herein specified.

ADDITIONAL RENT:	7. A. Additional Rent. In addition to paying the Base Rent, Tenant shall pay as additional rent Tenant’s Share of the annual Operating Costs (as defined in subparagraph B), that are in excess of the amount of Operating Expenses applicable to the Base Year (as defined in subparagraph B). That additional rent, together with other amounts of any kind (other than Base Rent) payable by Tenant to Landlord under the terms of this Lease, shall be collectively referred to in this Lease as Additional Rent (“Additional Rent”). Base Rent and Additional Rent are collectively referred to in this Lease as Rent (“Rent”). All amounts due under this Section as Additional Rent are payable for the same periods and in the same manner, time, and place as the Base Rent. Without limitation on other obligations of Tenant that survive the expiration of the Lease Term, Tenant’s obligations to pay the Additional Rent provided for in this Section shall survive the expiration of the Lease Term.

B. Definitions. The following definitions apply in this Section:

(1) Base Year. Base Year (“Base Year”) means the period stated in Summary of Basic Lease Information.

(2) Direct Costs. Direct Costs (“Direct Costs”) means Operating Costs plus Tax Expenses.

(3) Expense Year. Expense Year (“Expense Year”) means each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

(4) Operating Costs. Operating Costs (“Operating Costs”) means all expenses, costs, and amounts of every kind that Landlord pays or incurs during any Expense Year because of or in connection with the ownership, operation, management, maintenance, repair, replacement, or restoration of the Property.

C. Operating Costs. The definition of “Operating Costs” includes any amounts paid or incurred for:

(1) the cost of supplying any utilities (except the actual cost of electric service supplied to the Premises, to be paid by Tenant, as provided in Paragraph 16 of this Lease);

(2) the cost of operating, managing, maintaining, and repairing the following systems: utility, mechanical, sanitary, storm drainage, escalator, and elevator;

(3) the cost of supplies and tools, and of equipment, maintenance, and service contracts, in connection with those systems;

(4) the cost of licenses, certificates, permits, and inspections.

(5) the cost of contesting the validity or applicability of any government enactments that may affect the Operating Costs;

(6) the costs incurred in connection with the implementation and operation of a transportation system management program or similar program;

(7) the cost of insurance carried by Landlord, in amounts reasonably determined by Landlord;

(8) fees, charges, and other costs including management fees (or amounts in lieu of such fees (management fees or amounts not to exceed five percent (5.0%) of annual fixed rent for the Building), consulting fees, legal fees, and accounting fees, of all persons engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the operation, management, maintenance, and repair of the Property;

(9) the cost of parking area maintenance, repair, and restoration, including resurfacing, repainting, re-striping, and cleaning;

(10) wages, salaries, and other compensation and benefits of all persons engaged in the operation, maintenance, or security of the Building at or below the level of manager, plus employer’s Social Security taxes, unemployment taxes, insurance, and any other taxes imposed on Landlord that may be levied on those wages, salaries, and other compensation and benefits. If any of Landlord’s employees provide services for more than one building of Landlord, only the prorated portion of those employees’ wages, salaries, other compensation and benefits, and taxes reflecting the percentage of their working time devoted to the Property shall be included in Operating Costs;

(11) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument relating to the sharing of costs by the Building;

(12) amortization, including interest on the unamortized cost at a rate equal to the floating commercial loan rate announced from time to time by Bank of America, N.T.S.A. (San Francisco) as its prime rate plus two (2) percentage points per annum of the cost of acquiring or renting personal property used in the maintenance, repair, and operation of the Building and Property;

(13) the cost of capital improvements or other costs incurred in connection with the Property that (1) are intended as a labor-saving device or to effect other economies in the maintenance or operation of, or stability of services to, all or part of the Property, or (2) are required under any government law or regulation but that were not required in connection with the Property at the Term Commencement Date. All permitted capital expenditures shall be amortized (including interest on the unamortized cost at the rate stated in subparagraph (12)) over their useful life, as reasonably determined by Landlord.

D. Adjustment of Operating Costs. Operating Costs shall be adjusted as follows:

(1) Gross-Up Adjustment when Building is Less than Fully Occupied. If the occupancy of the Building during any part of any Expense Year (including the Base Year) is less than one hundred (100) percent, Landlord shall make an appropriate adjustment of the variable components of Operating Costs for that Expense Year, as reasonably determined by Landlord using sound accounting and management principles, to determine the amount of Operating Costs that would have been incurred had the Building been one hundred (100) percent occupied. This amount shall be considered to have been the amount of Operating Costs for that Expense Year. For purposes of this Section, variable components (“ Variable Components”) include only those component expenses that are affected by variations in occupancy levels.

(2) Adjustment When Landlord Does Not Furnish a Service to All Tenants. If, during any part of any Expense Year (including the Base Year), Landlord is not furnishing a particular service or work (the cost of which, if furnished by Landlord, would be included in Operating Costs) to a tenant (other than Tenant), that has undertaken to perform such service or work in lieu of receiving it from Landlord, Operating Costs for that Expense Year shall be considered to be increased by an amount equal to the additional Operating Costs that Landlord would reasonably have incurred, during this period, if Landlord had furnished such service or work to that tenant.

E. Exclusions From Operating Costs. Despite any other provision of Section 1, Operating Costs shall not include:

(1) depreciation, interest, or amortization on mortgages or ground lease payments, except as otherwise stated in this Section;

(2) legal fees incurred in negotiating and enforcing tenant leases;

(3) real estate brokers’ leasing commissions;

(4) initial improvements or alterations to tenant spaces;

(5) the cost of providing any service directly to or paid directly by any tenant;

(6) any costs expressly excluded from Operating Costs elsewhere in this Lease;

(7) costs of any items for which Landlord receives reimbursement from insurance proceeds or a third party. Insurance proceeds shall be excluded from Operating Costs in the year in which they are received, except that any deductible amount under any insurance policy shall be included within Operating Costs;

(8) costs of capital improvements, except as otherwise stated in this Lease;

(9) any cost paid to any entity related to Landlord to the extent such cost exceeds the amount which would be paid in the absence of such relationship; and

(10) costs directly resulting from the gross negligence or willful misconduct of Landlord, its employees, agents and contractor or any other occupant of the Building except Tenant.

F. Exclusion From Operating Costs for Base Year. Operating Costs for the Base Year shall not include amortized costs relating to capital improvement. In no event shall the components of Operating Costs for any Expense Year related to electrical costs be less than the components of Operating Costs related to electrical costs in the Base Year.

G. Tax Expenses. Tax Expenses (“Tax Expenses”) means all federal, state, county, or local government or municipal taxes, fees, charges, or other impositions of every kind (whether general, special, ordinary, or extraordinary) that are paid or incurred by Landlord during any Expense Year (without regard to any different fiscal year used by any government or municipal authority) because of or in connection with the ownership, leasing, and operation of the Property. These expenses include taxes, fees, and charges such as real property taxes, general and special assessments, transit taxes, leasehold taxes, and taxes based on the receipt of rent (including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant); personal property taxes imposed on the fixtures, machinery, equipment, apparatus, systems, and equipment; appurtenances; furniture; and other personal property used in connection with the Building.

(1) Adjustment of Taxes. For purposes of this Lease, Tax Expenses shall be calculated as if the tenant improvements in the Building were fully constructed and the Property, the Building, and all tenant improvements in the Building were fully assessed for real estate tax purposes. Landlord specifically agrees that the gross-receipts component of Tax Expenses for the Base Year and each subsequent year shall be calculated as if the Building were one-hundred percent (100%) occupied with rent-paying tenants. Accordingly, during the portion of any Expense Year occurring after the Base Year, Tax Expenses shall be considered to be increased appropriately.

(2) Included Tax Expenses. Tax Expenses shall include:

(a) Any assessment, tax, fee, levy, or charge in addition to, or in partial or total substitution of, any assessment, tax, fee, levy, or charge previously included within the definition of “real property tax.” Tenant and Landlord acknowledge that Proposition 13 was adopted by the voters of the State of California in June 1978 and that assessments, taxes, fees, levies, and charges may be imposed by government agencies for services such as fire protection; street, sidewalk, and road maintenance; conservation; refuse removal; and other government services formerly provided without charge to property owners or occupants. In further recognition of the decrease in the level and quality of government services and amenities as a result of Proposition 13 (or as a result of any other restriction on real property taxes whether by law or by choice of the applicable legislative or assessing body), Tax Expenses shall also include any government or private assessments (or the Building’s contribution toward a government or private cost-sharing agreement) for the purpose of augmenting or improving the quality of services and amenities normally provided by government agencies. Tenant and Landlord intend that all new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies, and charges, be included within the definition of “Tax Expenses” for purposes of this Lease.

(b) Any assessment, tax, fee, levy, or charge allocable to, or measured by, the area of the Premises and other premises at the Property or the rent payable under this Lease and other leases at the Property (including any gross income tax with respect to the receipt of that rent), or on or relating to the possession, leasing, operating, management, maintenance, alteration, repair, use, or occupancy by tenants of their respective premises or any portion of such premises.

(c) Any assessment, tax, fee, levy, or charge on this transaction or any document to which any tenant is a party, creating or transferring an interest or an estate in the Property or any portion thereof.

(d) Any possessory taxes charged or levied in place of real property taxes.

(3) Contest Costs; Refunds. Any expenses incurred by Landlord in attempting to protest, reduce, or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year in which those expenses are paid. Such tax refunds shall be deducted from Tax Expenses in the Expense Year in which they are received by Landlord.

(4) Excluded Taxes. Despite any other provision of this Section (except as levied entirely or partially in lieu of Tax Expenses), the following shall be excluded from Tax Expenses:

(a) all transfer taxes, excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes applied or measured by Landlord’s general or net income (as opposed to rents, receipts, or income attributable to operations at the Building);

(b) any items included as Operating Costs; and

(c) any items paid by Tenant under subparagraph J of this Section.

H. Tenant’s Share. Tenant’s Share (“Tenant’s Share”) means the percentage stated in Basic Lease Information. Tenant’s Share is calculated by multiplying the number of rentable square feet of the Premises by 100 and dividing the product by the total rentable square feet in the Building. If either the Premises or the Building is expanded or reduced, Tenant’s Share shall be appropriately adjusted. Tenant’s Share for the Expense Year in which that change occurs shall be determined on the basis of the number of days during the Expense Year in which each such Tenant’s Share was in effect.

I. Calculation and Payment of Additional Rent. Tenant’s Share of Operating Costs for any Expense Year shall be calculated and paid as follows:

(1) Calculation of Excess. If Tenant’s Share of Operating Costs for any Expense Year ending or beginning within the Lease Term exceeds Tenant’s Share of the amount of Operating Costs applicable to the Base Year, Tenant shall pay as Additional Rent to Landlord an amount equal to that excess (“Excess”), in the manner stated in subparagraph(2) below.

(2) Statement of Actual Operating Costs and Payment by Tenant. Landlord shall endeavor to give to Tenant, on or before the first day of April following the end of each Expense Year, a statement (“Statement”) stating the Operating Costs incurred or accrued for that preceding Expense Year, and indicating the amount, if any, of any Excess. On receipt of the Statement for each Expense Year ending during the Lease Term for which an Excess exists, Tenant shall pay, with its next installment of Base Rent due, the full amount of that Excess, less the amounts (if any) paid during that Expense Year as Estimated Excess (as defined in Section 3(b)) Landlord’s failure to furnish the Statement for any Expense Year in a timely manner shall not prejudice Landlord from enforcing its rights under this Lease. Even if the Lease Term has expired and Tenant has vacated the Premises, if an Excess exists when the final determination is made of Tenant’s Share of the Operating Costs for the Expense Year in which this Lease terminates, Tenant shall immediately pay to Landlord the amount calculated, as provided in this Lease. The provisions of this Section shall survive the expiration or earlier termination of the Lease Term.

(3) Statement of Estimated Operating Costs. Landlord shall give Tenant a yearly expense estimate statement (“Estimate Statement”) stating:

(a) Landlord’s reasonable estimate (“Estimate”) of the total amount of Operating Costs for the then-current Expense Year; and

(b) the estimated excess (“Estimated Excess”).

The Estimated Excess shall be calculated by comparing estimated Operating Costs (which shall be based on the Estimate) to the amount of Operating Costs applicable to the Base Year. Landlord’s failure to furnish the Estimate Statement for any Expense Year, in a timely manner, shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Lease. If an Estimated Excess is calculated for the then-current Expense Year, Tenant shall pay, with its next installment of Base Rent due, a fraction of that Estimated Excess for the then-current Expense Year (reduced by any amounts paid as provided in the last sentence of this Section). The numerator of that fraction shall be the number of months that have elapsed in that current Expense Year (including the month of the payment), and the denominator shall be twelve (12). Until a new Estimate Statement is furnished, Tenant shall pay monthly, along with the monthly Base Rent installments, an amount equal to one-twelfth (1/12th) of the total Estimated Excess stated in the previous Estimate Statement delivered by Landlord to Tenant.

J. Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall reimburse Landlord, on demand, as Additional Rent, for any taxes required to be paid by Landlord that are not already included in Tax Expenses, excluding state, local, and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, regardless of whether such taxes are now customary or within the contemplation of the parties to this Lease, when those taxes are:

(1) Measured by or reasonably attributable to:

(a) the cost or value of Tenant’s equipment, furniture, fixtures, and other personal property located in the Premises; or

(b) the cost or value of any leasehold improvements made in or to the Premises by or for Tenant (to the extent that the cost or value of those leasehold improvements exceeds the cost or value of a building-standard build-out, as reasonably determined by Landlord regardless of whether title to those improvements is vested in Tenant or Landlord);

(2) Assessed on or related to the possession, leasing, operation, management, maintenance, alteration, repair, use, or occupancy by Tenant of:

(a) the Premises;

(b) any portion of the Property; or

(c) the parking facility used by Tenant in connection with this Lease.

(3) Assessed either on this transaction or on any document to which Tenant is a party that creates or transfers an interest or an estate in the Premises.

K. Landlord’s Books and Records. If Tenant disputes the amount of Additional Rent stated in the Statement, Tenant may designate, within thirty (30) days after receipt of that Statement, an independent certified public accountant to inspect Landlord’s records. Tenant is not entitled to request that inspection, however, if Tenant is then in default beyond any applicable cure period under this Lease. The accountant must be a member of a recognized accounting firm and must not charge a fee based on the amount of Additional Rent that the accountant is able to save Tenant by the inspection. Tenant must give reasonable written notice to Landlord of the request for inspection, and the inspection must be conducted in Landlord’s offices at the address stated in the Basic Lease Information at a reasonable time or times. If, after that inspection, Tenant still disputes the Additional Rent, a certification of the proper amount shall be made, at Tenant’s expense, by Landlord’s independent certified public accountant. That certification shall be final and conclusive.

L. Tenant’s Audit of Operating Costs. Not more frequently than once in any twelve (12) month period during the Term, on Tenant’s written request, given not more than ninety (90) days after Tenant’s receipt of a Statement for a particular Expense Year, and provided that Tenant is not then in default under this Lease, beyond the applicable cure period provided in this Lease, and that Tenant has paid all amounts required to be paid under the applicable Statement or Estimate Statement, then Landlord shall provide Tenant with an audited statement (“Accountant’s Statement) of the Operating Costs for the Property for such Expense Year from Landlord’s independent certified public accountants, and Landlord shall also furnish Tenant with such reasonable supporting documentation in connection with the such Operating Costs as Tenant may reasonably request.

Landlord shall provide this information and the Accountant’s Statement to Tenant within ninety (90) days after Tenant’s written request for it. The Accountant’s Statement shall contain sufficient detail to enable Tenant to verify that, in computing the Operating Costs payable by Tenant, Landlord has adhered to the terms of exclusions and inclusions for Operating Costs, as set forth in this Lease.

Within fifteen (15) days following Tenant’s receipt of the Accountant’s Statement, Tenant and Landlord shall concurrently be provided with any audit report prepared for Tenant in connection with Tenant’s review of the Operating Costs, and Tenant shall advise Landlord if Tenant disputes the Operating Costs or Tenant’s share of them as set forth in the Statement for the applicable Expense Year. Thereafter, if Landlord ascertains that an error has been made, Tenant’s sole remedy shall be for the parties to make such appropriate payments or reimbursements, as the case may be, to each other as are determined to be owing, provided that any reimbursements payable by Landlord to Tenant may, at Landlord’s option, instead be credited against the Base Rent next coming due under this Lease unless the Lease Term has expired, in which event Landlord shall refund the appropriate amount to Tenant. Furthermore, if Landlord ascertains that the actual audited Operating Costs exceed by more than 5% the amount of Operating Costs paid by Tenant, then Landlord shall reimburse Tenant for the reasonable costs of Tenant’s audit under this Section. If, on the other hand, Landlord ascertains that the actual audited Operating Costs are less than five percent (5%) of the amount of Operating Costs paid by Tenant, then Tenant shall reimburse Landlord for the reasonable costs of complying with Tenant’s audit rights under this Section.

Tenant shall keep any information gained from its review of Landlord’s records confidential and shall not disclose it to any other party, except as required by law. If requested by Landlord, Tenant shall require its employees or agents reviewing Landlord’s records to sign a confidentiality agreement as a condition of Landlord providing the Accountant’s Statement to Tenant. In no event shall this section be deemed to allow any review of any Landlord’s records by any subtenant of Tenant.

COMMON AREAS: INSURANCE AND INDEMNIFICATION:	8. A. Common Areas. The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Property and interior utility raceways within the Premises that are provided and designated by the Landlord, from time to time, for the general nonexclusive use of Landlord, Tenant and other tenants of the Property and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas.

B. Common Areas -Tenant’s Rights. Landlord hereby grants to Tenant, for the benefit of Tenant and Tenant Parties, during the Term of this Lease, provided that Tenant is not in default beyond any applicable cure period provided for under this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Property. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property (including, without limitation, any trash, trash containers, debris, pallets, or equipment) temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Landlord or Landlord’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

C. Common Areas-Rules and Regulations. Landlord or such other person(s) as Landlord may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations with respect thereto. Tenant agrees to abide by and conform to all such rules and regulations, and to cause the Tenant Parties to so abide and conform. Landlord shall not be responsible to Tenant for the noncompliance with said rules and regulations by other tenants of the Property, but shall make a reasonable effort to enforce such compliance after receipt of written notice from Tenant setting forth in detail the nature of such noncompliance.

INSURANCE; INDEMNITY:	9. A. Landlord’s Insurance. Landlord agrees, to the extent reasonably available, to maintain insurance insuring the Building against fire, lightning, vandalism and malicious mischief (including, if Landlord elects, “All Risk” coverage, earthquake, and/or flood insurance), in an amount not less than eighty percent (80%) of the replacement cost thereof, with deductibles and the form and endorsements of such coverage as reasonably selected by Landlord. Such insurance may also include, at Landlord’s option, insurance against loss of Rent, in an amount equal to the amount of Rent payable by Tenant for a period of at least twelve (12) months commencing on the date of loss. Such insurance shall be for the sole benefit of Landlord and under Landlord’s sole control. Landlord shall not be obligated to insure any furniture, equipment, machinery, goods or supplies that Tenant may keep or maintain in the Premises, or any leasehold improvements, additions or alterations within the Premises (but Landlord may insure the Tenant Improvements described on Exhibit “B” hereto and any other alterations to the Premises made and paid for by Landlord). Landlord may also carry such other insurance as other landlords of similar buildings in San Mateo County typically carry, including, without limitation, liability insurance in such amounts and on such terms as Landlord shall reasonably determine.

B. Tenant’s Insurance.

(1) Property Insurance. Tenant shall procure at Tenant’s sole cost and expense and keep in effect from the Lease Date at all times until the end of the Term, extended or broad form coverage property insurance on all personal property and fixtures of Tenant and all improvements made by or for Tenant to the Premises, including plate glass coverage, insuring such property for the full replacement value of such property, with coverage equal to not less than ninety percent (90%) of the full replacement value. In the event any casualty occurs, Tenant agrees to pay the difference between the insurance coverage required to be maintained by this subparagraph and an insurance policy offering coverage of one hundred percent (100%) of the full replacement value of the property.

(2) Liability Insurance. Tenant shall procure, at Tenant’s sole cost and expense, and keep in effect, from the Lease Date and at all times until the end of the Term, either Comprehensive General Liability Insurance or Commercial General Liability insurance applying to the use and occupancy of the Premises and the Building, and any part of either, and any areas adjacent thereto, and the business operated by Tenant, or by any other occupant on the Premises. Such insurance shall include Contractual Liability insurance coverage insuring all of Tenant’s indemnity obligations under this Lease, subject to policy terms and conditions, subject to Landlord’s prior consent. Such coverage shall have a minimum combined single limit of liability of at least One Million Dollars ($1,000,000), and a general aggregate limit of Two Million Dollars ($2,000,000) loss, personal injury and other covered loss, however occasioned, occurring during the policy term, shall be endorsed to add Landlord and any party holding an interest to which this Lease may be subordinated as an additional insured (provided written notice of the name of such party(ies) has been given to Tenant), and shall provide that such coverage shall be primary and that any insurance maintained by Landlord shall be excess insurance only. Such coverage shall also contain endorsements: (i) deleting any employee exclusion on personal injury coverage; (ii) including employees as additional insureds; and (iii) providing for coverage of employer’s automobile non-ownership liability. All such insurance shall provide for severability of interests, shall provide that an act or omission of one of the named insureds shall not reduce or avoid coverage to the other named insureds; and shall afford coverage for all claims based on acts, omissions, injury and damage, which claims occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period. Said coverage shall be written on an “occurrence” basis, if available. If an “occurrence” basis form is not available, Tenant must purchase “tail” coverage for the most number of years available, and Tenant must also purchase “tail” coverage if the retroactive date of an “occurrence” basis form is changed so as to leave a gap in coverage for occurrences that might have occurred in prior years. If a “claims made” policy is ever used, the policy must be endorsed so that Landlord is given the right to purchase “tail” coverage should Tenant for any reason not do so or if the policy is to be canceled for nonpayment of premium.

(3) Workers Compensation. Workers Compensation Insurance covering all employees of Tenant, as required by the laws of the State of California.

C. General Insurance Requirements. All coverages described in this Section shall be endorsed to provide Landlord with thirty (30) days’ notice of cancellation or change in terms. If at any time during the Term the amount or coverage of insurance which Tenant is required to carry under this Section is, in Landlord’s reasonable judgment, materially less than the amount or type of insurance coverage typically carried by owners or tenants of properties located in the general area in which the Premises are located which are similar to and operated for similar purposes as the Premises, Landlord shall have the right to require Tenant to increase the amount or change the types of insurance coverage required under this Section. All insurance policies required to be carried under this Section shall be written by companies rated A+XII or better in “Best’s Insurance Guide” and authorized to do business in California. Deductible amounts under any insurance policies required hereunder shall not exceed Five Thousand Dollars ($5,000). Tenant shall deliver to Landlord, on or before the Term Commencement Date, and thereafter at least thirty (30) days before the expiration dates of the expiring policies, certified-copies of Tenant’s insurance policies, or a certificate evidencing the same issued by the insurer thereunder, showing that all premiums have been paid for the full policy period. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at Landlord’s option and in addition to Landlord’s other remedies in the event of a default by Tenant hereunder, procure the same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent.

D. Indemnification. Landlord shall not be liable to Tenant for any loss or damage to person or property caused by theft, fire, acts of God, acts of a public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority or for any damage or inconvenience which may arise through repair or alteration of any part of the Building or Property or failure to make any such repair, except for Landlord’s gross negligence or willful misconduct or as expressly otherwise provided in this Lease.

(1) Tenant shall indemnify, defend by counsel reasonably acceptable to Landlord, protect and hold Landlord and its members, managers, directors, officers, employees, attorneys, agents, successors, assigns and lenders (in the aggregate, “Landlord Parties”) harmless from and against any and all liabilities, losses, costs, damages, injuries or expenses, including reasonable attorneys’ fees, experts’ fees and court costs, arising out of or related to: (1) claims of injury to or death of persons or damage to property, including the person and property of Landlord and/or Landlord Parties, occurring or resulting directly or indirectly from the use or occupancy of the Premises by Tenant and/or Tenant Parties, or from any activities of Tenant and/or Tenant Parties, in or about the Premises or Property, including but not limited to claims of Petroleum Products and Hazardous Material contamination on site (except to the extent caused by willful acts or gross negligence of Landlord or environmental conditions pre-existing Tenant’s tenancy); and (2) claims for work or labor performed, or for materials or supplies furnished to or at the request of Tenant in connection with performance of any work done for the account of Tenant in the performance of any covenant contained in this Lease.

(2) The indemnification in this Section shall apply regardless of whether liability without fault or strict liability is imposed or sought to be imposed on Landlord or Landlord Parties.

(3) The foregoing indemnification shall not apply to the extent that a final judgment of a court of competent jurisdiction establishes that a claim against Landlord and/or Landlord Parties was proximately caused by the willful misconduct or gross negligence of the Landlord and/or Landlord Parties. In that event, however, this indemnification shall remain valid for all other Landlord Parties.

(4) The provisions of this Section shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination for a period of five (5) years after the expiration or termination of this Lease, provided, however, that claims or liability with respect to Hazardous Materials shall not be so limited.

(5) The indemnification provided in this Section may not be construed or interpreted as in any way restricting, limiting, or modifying Tenant’s insurance or other obligations under this Lease and is independent of Tenant’s insurance and other obligations. Tenant’s compliance with the insurance requirements and other obligations under this Lease shall not in any way restrict, limit, or modify Tenant’s indemnification obligations under this Lease.

(6) The prevailing party shall be entitled to recover its reasonable attorneys’ costs and fees and court costs incurred in enforcing the indemnification clauses set forth in this Lease.

(7) Tenant’s duty to defend Landlord and Landlord Parties is separate and independent of Tenant’s duty to indemnify Landlord and Landlord Parties. The duty to defend includes claims for which Landlord and Landlord Parties may be liable without fault or strictly liable. The duty to defend applies regardless of whether the issues of negligence, liability, fault, default, or other obligation on the part of Landlord Parties have been determined. The duty to defend applies immediately, regardless of whether Landlord or Landlord Parties have paid any sums or incurred any detriment arising out of or relating (directly or indirectly) to any claims. It is the express intention of the Parties that Landlord and Landlord Parties be entitled to obtain summary adjudication or summary judgment regarding Tenant’s duty to defend Landlord and Landlord Parties at any stage of any claim or suit.

WAIVER OF SUBROGATION:	10. Notwithstanding anything to the contrary provided in this Lease, each party shall rely on its own insurance policy coverage as provided in this Lease. To the extent permitted by law and without affecting the coverage provided by insurance to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other for: (a) damages for injury to or death of persons; (b) damages to property; (c) damages to the Premises or any part thereof, and (d) claims arising by reason of the foregoing due to hazards covered by insurance to the extent of proceeds recovered therefrom or which would have been recovered if the parties had maintained the insurance policies and coverage required under this Lease. This provision is intended to waive fully, and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier. The coverage obtained by each party pursuant to this Lease shall include, without limitation, a waiver of subrogation by the carrier, which conforms to the provisions of this Section.

LANDLORD’S REPAIRS AND SERVICES:	11. A. Services. Provided Tenant is not in default under this Lease beyond any applicable cure period provided for under this Lease, Landlord shall furnish the following services, the costs of which shall be included in Operating Costs, unless expressly excluded therefrom:

(1) Elevator service for passenger needs.

(2) Subject to government regulations, air conditioning and heat at temperature levels similar to other first class office buildings in the business area in which the Premises is located, but consistent with all Federal and local energy conservation regulations.

(3) Running water for all restrooms, lavatories, and kitchens.

(4) Repair and maintenance of all building plumbing, electrical, HVAC, and fire safety systems, including those located in the Premises; provided, however, that costs of such repairs and maintenance shall be included as Operating Costs. Notwithstanding the foregoing, Tenant shall be entirely responsible for any costs incurred by Landlord in connection with repairs to such systems that result from Tenant’s negligent acts or omissions, except to the extent covered by insurance carried by Landlord.

B. Interior of Premises. Except as provided in this Lease, and subject to Landlord’s right of access, Tenant shall be exclusively responsible for the interior of the Premises, and Landlord shall be under no obligation to inspect the Premises. Tenant shall promptly report in writing to Landlord any defective condition known to it, which Landlord is required to repair, and failure to so report such defects shall make Tenant responsible to Landlord for any liability incurred by Landlord by reason of such conditions. Tenant hereby waives the right to make repairs at Landlord’s expense under any other law, statute or ordinance now or hereafter in effect, provided, however, that in the event Landlord shall unreasonably delay repairs (which Landlord is obligated to make under this Lease), Tenant shall have the option, after delivery to Landlord of adequate written notice, stating in detail the requested reasonable repair to make such reasonable repair and deduct the actual reasonable cost of such repair from Rent, provided Tenant first provides to Landlord legible invoices (marked paid in full) for such repair.

C. Liability. Except to the extent of any liability arising from the gross negligence or willful acts of Landlord or Landlord Parties, Landlord’s liability with respect to any defects, repairs, or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance.

TENANT’S REPAIRS AND SERVICES:	12. A. Repairs. Tenant shall maintain all parts of the Premises in a good clean and secure condition, ordinary wear and tear excepted, and promptly report in writing to Landlord any defective condition known to it, which Landlord is required to repair or replace under this Lease, requiring repairs and replacements, including, but not limited to all windows, glass, doors, walls and wall finishes, floor covering, sinks, cabinetry, and lighting fixtures.

B. Services. Tenant shall engage, at its cost, its own janitorial service, to provide services to the Premises, including, but not limited to, services similar to that provided in comparable buildings, including sanitizing, dusting, cleaning, mopping, vacuuming, waxing, polishing, window washing, and trash removal.

ALTERATIONS:	13. A. Alterations. Except for the tenant improvements to be made pursuant to Exhibit “B”, as well as any other work to be performed by Tenant to prepare the Premises for its use and occupancy, Tenant shall not make, or allow to be made, any alterations, physical additions or improvements (“Tenant Owned Improvements”) in, about or to the Premises without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed with respect to proposed Tenant Owned Improvements which:

(1) comply with all applicable laws, ordinances, rules and regulations;

(2) are in Landlord’s opinion compatible with the Property and its mechanical, plumbing, electrical, heating/ventilation/air conditioning systems; and

(3) will not interfere with the use and occupancy of any other portion of the Building or Property by any other tenant or their invitees.

Notwithstanding the foregoing, Tenant may construct nonstructural alterations in the Premises without Landlord’s prior approval if the aggregate cost of all such work in any 12 month period does not exceed $5,000 (a “Notice-Only Alteration”), provided Tenant notifies Landlord in writing of such intended Notice-Only Alteration not less than 15 business days in advance of any proposed construction.

B. Prior Consent. Specifically, but without limiting the generality of the foregoing, Landlord shall have the right of written consent for all plans and specifications for all proposed Tenant Owned Improvements, construction means and methods, all appropriate permits and licenses, any contractor or subcontractor to be employed on the work of Tenant Owned Improvements, and the time for performance of such work. Tenant shall also supply to Landlord any documents and information reasonably requested by Landlord in connection with Landlord’s consideration of a request for approval hereunder. Tenant shall reimburse Landlord for all actual, out-of-pocket costs, which Landlord may incur in connection with the granting approval to Tenant for any such alterations and additions, including any reasonable costs or expenses, which Landlord may incur in electing to have outside architects, and engineers review said plans and specifications, not to exceed $2,000.

C. Tenant Owned Improvements.

(1) Subject to Landlord’s rights to require their removal, approve their removal or become owner thereof, as set forth below, all Tenant Owned Improvements shall be the property of Tenant, but considered part of the Premises. Unless instructed to remove the Tenant Owned Improvements, upon expiration or sooner termination of this Lease, all of the Tenant Owned Improvements shall become the property of Landlord. During the Term of the Lease, including any extension or renewal thereof, Tenant shall not remove any Tenant Owned Improvements unless such removal is necessary for Tenant to make new alterations or physical additions, or install new improvements that do not diminish the value of the Premises, the Building or the Property as compared to the value of the Premises, the Building or the Property with the existing Tenant Owned Improvements, and in any event Tenant obtains the prior written approval of Landlord which approval shall not be unreasonably withheld, conditioned or delayed. Landlord may, as a condition to its approval of the Tenant Owned Improvements, or upon receipt of notice from Tenant regarding Notice-Only Alterations, or as to improvements made by Tenant in violation of the terms of this Lease, require that Tenant, at Tenant’s expense, remove any or all Tenant Owned Improvements and restore the Premises, by the expiration or sooner termination of this Lease, to their condition existing prior to the construction of any such Tenant Owned Improvements, reasonable wear and tear, and damage by condemnation excepted. All such removals and restoration shall be accomplished in a good and workmanlike manner so as not to cause any material damage to the Premises or Property whatsoever. If Tenant fails to so remove such Tenant Owned Improvements or Tenant’s trade fixtures or furniture, Landlord may keep and use them or remove any of them and cause them to be stored or sold in accordance with applicable law, at Tenant’s sole expense. Notwithstanding anything to the contrary provided in this Section, at the time Landlord grants its written consent to a tenant alteration to the Premises, Landlord shall specify whether, at the expiration or termination of the Lease, Tenant shall be required to remove all or any part of such improvement, provided that as to the initial improvements to be made as specified on the attached Exhibit B, Landlord shall only require the removal of the sink and counter.

(2) In addition to and wholly apart from Tenant’s obligations to pay Tenant’s Share of Operating Costs, Tenant shall be responsible for and shall pay, prior to delinquency, any taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against its personal property, on the value of the alterations, additions or improvements within the Premises, and on Tenant’s interest pursuant to this Lease. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.

SIGNS:	14. All signs, notices and graphics of every kind or character, visible in or from public view or corridors, the common areas or the exterior of the Premises, shall be subject to Landlord’s prior written approval. Tenant shall not place or maintain any banners whatsoever or any window decor in or on any exterior window or windows fronting upon any common areas or service area or upon any truck doors or man doors without Landlord’s prior written approval. Any installation of signs or graphics on or about the Premises and Property shall be subject to any applicable governmental laws, ordinances, and regulations and to any other requirements imposed by Landlord. Tenant shall remove all such signs and graphics prior to the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury or defacement of the Premises, Building or Property, and any other impairment or discoloration caused by such installation or removal. Notwithstanding the above, Landlord shall allow Tenant to install, at Tenant’s sole cost and expense, building signage subject to approval of Landlord and, if and to the extent required, the City of San Carlos, and consistent with the master signage program approved for 990 Industrial Road San Carlos, California ( Exhibit D).

INSPECTION; POSTING NOTICES:	15. A. Inspection. At all reasonable times after reasonable notice (except in emergencies where no such notice shall be required), Landlord, and Landlord’s agents and representatives, shall have the right to enter the Premises to inspect the same, to perform such work as may be permitted or required hereunder, to make repairs or alterations to the Premises or Property or to other tenant spaces therein, to deal with emergencies, to post such notices as may be required by law to prevent the perfection of liens against Landlord’s interest in the Property or to exhibit the Premises to prospective tenants, purchasers, encumbrancers or others, or for any other purpose as Landlord may reasonably deem necessary or desirable; provided, however, that Landlord shall be permitted to enter the portion of the Premises identified as “Lab” on the Space Plan attached hereto as Exhibit B only if accompanied by a representative of Tenant which representative shall be provided not later than within 72 hours after Landlord’s request, otherwise, Landlord shall have the right to entry without such representative. Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry.

B. Posting of Notices. At any time within six (6) months prior to the end of the Term, Landlord shall have the right to erect on the Premises and/or Property suitable signs indicating that the Premises are available for lease. Tenant shall not place any sign upon the Premises without Landlord’s prior written consent. All signs must comply with all applicable Regulations and Landlord requirements.

C. Entry. Landlord may enter the Premises, without the abatement of Rent, to take steps to accomplish the stated purposes in Section 15.A. above. Tenant waives any claims for damages caused by Landlord’s entry, including damage claims for: (1) injuries; (2) inconvenience to or interference with Tenant’s business; (3) lost profits; and (4) loss of occupancy or quiet enjoyment of the Premises; provided, however, that in all cases Landlord exercises its rights hereunder in a reasonable manner and uses reasonable efforts to minimize interference with Tenant’s use and occupancy.

D. Tenant’s Notice. Except at the end of the Term of the Lease as provided in the Basic Lease Information, Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall meet with Landlord for a joint inspection of the Premises at a mutually convenient time prior to Tenant’s vacating the Premises. In the event of Tenant’s failure to give such notice or participate in such joint inspection, Landlord’s inspection at or after Tenant’s vacating the Premises shall conclusively be deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.

UTILITIES:	16. A. Utilities. Except to the extent such are payable as a Basic Operating Cost under Paragraph 7, Tenant shall pay directly for electrical, gas, and telephone charges and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto, and maintenance charges for utilities and shall furnish all electric light bulbs, ballasts and tubes. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion, as determined by Landlord, of all charges jointly serving other premises. Landlord shall not be liable for any damages directly or indirectly resulting from nor shall the Rent or any monies owed Landlord under this Lease herein reserved be abated by reason of: (a) the installation, use or interruption of use of any equipment used in connection with the furnishing of any such utilities or services; (b) the failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, or any other accidents or other conditions beyond the reasonable control of Landlord; or (c) the limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the Project. Landlord shall be entitled to cooperate voluntarily and in a reasonable manner with efforts of national, state or local governmental agencies or utility suppliers in reducing energy or other resource consumption. The obligation to make services available hereunder shall be subject to the limitations of any such voluntary, reasonable program.

B. Telecommunications Installations. Neither Tenant nor its contractors, representatives, or service providers shall, without Landlord’s prior written consent, install, maintain, operate, alter, repair, or replace any wire, line, cable, conduit, antenna, satellite dish, or other facilities or equipment for use in connection with any telephone, television, telecommunications, computer, internet, or other communications or electronic systems, services, or equipment (which systems, services, and equipment are referred to collectively as “Telecommunications Equipment”) in, on, or about the Building or the roof or exterior walls of the Building, except for installations or alterations wholly within the Premises.

C. Conditions. Without limiting the generality of the foregoing, Landlord may limit the number of carriers, vendors, or other operators installing, maintaining, or operating Telecommunications Equipment in or on the Building and may approve any telecommunication services provider in the Building, as deemed necessary or appropriate by Landlord for the orderly and efficient management and operation of the Building. Any determination made by Landlord under this Section shall be made in accordance with Landlord’s reasonable discretion, provided, however, that with regard to any request by Tenant to install Telecommunications Equipment on the roof of the Building, Tenant agrees that Landlord may, without limitation, condition its consent on (1) Tenant’s payment of rent or fees for Tenant’s use of such roof space, in an amount determined by Landlord in its sole discretion, (2) Landlord’s approval or designation of the pathway for any line, cable, wire, or conduit, and (3) the installation by Tenant, at its sole cost and expense, of a structural platform and/or access walkway to protect the roof from damage from the placement of and access to the Telecommunications Equipment installed on the roof. Any installation, maintenance, operation, alteration, repair, or replacement of Telecommunications Equipment by or for Tenant shall be subject to all of the requirements and provisions of this Lease. Landlord may also require that any such work, including work on or involving the roof (and including, without limitation, any roof penetrations approved by Landlord), be performed, at Tenant’s cost, by a contractor designated or approved by Landlord. In addition, if Landlord determines that the riser or telecommunications closet space in the Building is inadequate to accommodate any Telecommunications Equipment proposed by Tenant along with the existing and/or future needs of other occupants and users of the Building, Landlord may condition Landlord’s approval of Tenant’s Telecommunications Equipment on the construction of additional riser or telecommunications closet space as designated by Landlord at Tenant’s expense. Landlord may require that Tenant, or the carrier or operator, as applicable, enter into a telecommunications access agreement on Landlord’s standard form prior to any installation of Telecommunications Equipment. At the end of the Lease Term if requested by Landlord, Tenant shall remove all equipment and restore the Building to its original condition.

D. Government Approvals. If Tenant installs any Telecommunications Equipment, Tenant shall do so at its sole cost and expense, and Tenant shall obtain, at its sole cost and expense, any and all permits, authorizations, and certificates, including, without limitation, zoning variances or changes, as may be required with respect to such Telecommunications Equipment from all governmental agencies. Landlord agrees to reasonably cooperate with Tenant to obtain same if required by applicable governmental agencies, provided, however, that Landlord shall not be obligated to incur any costs or accept the imposition of any zoning change or use restrictions affecting the Building.

E. Noninterference. Telecommunications Equipment installed or operated by or for Tenant shall not interfere with the operation (including, without limitation, transmissions or reception) of any other Telecommunications Equipment located in, on, under or about the Property or interfere with telecommunication at any nearby airports.

F. Cooperation with Landlord and Other Tenants. Tenant acknowledges that the Building contains limited space and facilities to accommodate Telecommunications Equipment, and agrees to reasonably cooperate with Landlord and with other providers and users of Telecommunications Equipment to share the available space and facilities and to coordinate the efficient collocation of Telecommunications Equipment in the Building. Access to and use of space within conduit, utility closets, risers, raceways, switching rooms, the roof, and other facilities in the Building for the installation, maintenance, operation, alteration, repair, or replacement of Telecommunications Equipment shall be subject to Landlord’s approval and to such rules and regulations as may be promulgated by Landlord from time to time.

G. Indemnity. Tenant shall repair any damage caused by Tenant’s installation, maintenance, operation, alteration, repair, or replacement of Telecommunications Equipment, and shall indemnify, protect, defend, and hold Landlord harmless from all claims, including, without limitation: (1) any claims by other tenants of the Building or other third parties, that Tenant’s installation, maintenance, operation, alteration, repair, or replacement of Telecommunications Equipment has caused interference or interruption with the operation of other Telecommunications Equipment; and (2) any voiding of or other effect that Tenant’s installation, maintenance, operation, alteration, repair, or replacement of Telecommunications Equipment may have on any warranty with respect to the roof or other portions of the Building. Landlord shall not be liable for any damage to or interference with Tenant’s business or any loss of income from Tenant’s business, or for loss of or damage to Tenant’s Telecommunications Equipment caused by or resulting from any damage to or interference with, or operation of Tenant’s Telecommunications Equipment, including, without limitation, damage or interference caused by or resulting from the installation, maintenance, operation, alteration, repair, or replacement of other Telecommunications Equipment in the Building, whether by or for Landlord, other tenants of the Building, or other third parties, and Tenant waives all claims against Landlord for the same, except that Landlord shall indemnify, protect, defend, and hold Tenant harmless from all claims (but in no event lost profits or other consequential damages) to the extent arising out of or in connection with the gross negligence or willful acts of Landlord or its agents, employees, or representatives. Landlord’s approval of Tenant’s installation of any Telecommunications Equipment shall not constitute a representation that any such Telecommunications Equipment will function effectively in or on the Building.

SUBORDINATION:	17. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, the Lease shall be subject and subordinate at all times to: (a) all ground leases or underlying leases which may now exist or affect the Premises and/or the land upon which the Premises and Property are situated, or both; and (b) any mortgage or deed of trust which may now exist upon said Property, land, ground leases or underlying leases, or Landlord’s interest or estate in any said items which is specified as security. Tenant shall subordinate the Lease to (a) any ground leases or underlying leases which may hereafter be executed affecting the Premises and/or the land upon which the Premises and Property are situated, or both; and (b) any mortgage or deed of trust which may placed upon said Property, land, ground leases or underlying leases, or Landlord’s interest or estate in any said items which is specified as security, Landlord shall diligently seek to obtain a non-disturbance agreement with respect to Tenant’s leasehold interest there under. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Within ten (10) days after request, by Landlord, Tenant shall execute and deliver any additional documents evidencing Tenant’s attornment or the subordination of this Lease with respect to any such ground leases or underlying leases or any such mortgage or deed of trust, in the form reasonably requested by Landlord or by any ground landlord, mortgagee, or beneficiary under a deed of trust.

FINANCIAL STATEMENTS:	18. Within fifteen (15) business days after Landlord’s written request Tenant shall deliver to Landlord the unaudited financial statements of Tenant for the prior quarter and up to two prior years, prepared in accordance with generally accepted accounting practices. Landlord shall keep Tenant’s financial information confidential.

ESTOPPEL CERTIFICATE:	19. Tenant agrees, from time to time, within fifteen (15) business days after written request by Landlord, to execute, acknowledge, and deliver to Landlord, or Landlord’s designee, an estoppel certificate stating that this Lease is in full force and effect, the date to which Rent has been paid, the unexpired portion of this Lease, and such other matters pertaining to this Lease as may be reasonably requested by Landlord. Failure by Tenant to execute and deliver such certificate within such fifteen (15) day period shall constitute an acceptance of the Premises and acknowledgment by Tenant that the statements included are true and correct without exception and Landlord may execute an estoppel certificate so stating and Tenant shall be estopped from denying the truth of the facts contained in said certificate. Landlord and Tenant intend that any statement delivered pursuant to this Section may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Property or any interest therein. The parties agree that Tenant’s obligation to furnish such estoppel certificate in a timely fashion is a material inducement for Landlord’s execution of the Lease. If Tenant fails to provide such estoppel certificate within said fifteen (15) day period and subsequently Landlord gives Tenant a second written request and Tenant fails to provide said estoppel certificate within ten (10) business days thereafter, then such failure shall be an event of default.

SECURITY DEPOSIT:	20. Tenant shall deposit with Landlord, upon execution of this Lease, a Security Deposit as stated in the Basic Lease Information, which sum shall be held by Landlord, without obligation for interest, as security for the performance of Tenant’s covenants and obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of damages incurred by Landlord in case of Tenant’s default. Upon the occurrence of any event of default by Tenant beyond any applicable cure period provided for under this Lease, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such funds to the extent necessary to make good any arrears of Rent or other payments due to Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default, and Tenant shall pay to Landlord, on demand, the amount so applied in order to restore the Security Deposit to its original amount. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant at such time after termination of this Lease, at the earliest of the time required by law or when all of Tenant’s obligations under this Lease have been fulfilled. Landlord may use and commingle the Security Deposit with other funds of Landlord. If Landlord consents to a change in control of Tenant and such change in control occurs during this Lease and following such change the financial condition of Tenant is, in Landlord’s reasonable judgment, reduced, Tenant shall deposit such additional monies with Landlord as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition. Tenant waives the provisions of California Civil Code Section 1950.7, and all other provisions of law now in force or that become in force after the date of execution of this Lease, that provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant, or to clean the Premises. Landlord and tenant agree that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other foreseeable or unforeseeable loss or damage caused by the act or omission of Tenant or Tenant’s officers, agents, employees, independent contractors, or invitees.

TENANT’S REMEDIES:	21. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease are not personal obligations of the members, partners, directors, and officers of Landlord, and Tenant agrees to look solely to Landlord’s interest in the Property for the recovery of any amount from Landlord, and shall not look to other assets of Landlord nor seek recourse against the assets of the members, partners, directors, and officers of Landlord. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any lien, mortgage or deed of trust on the Property.

ASSIGNMENT AND SUBLETTING:	22. A. General. Tenant shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign” or “assignment”) or sublet all or any part of Tenant’s interest in the Premises or in this Lease without Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed, except as provided herein.

(1) If Tenant desires to assign this Lease or sublet any or all of the Premises, Tenant shall give Landlord written notice thirty (30) days prior to the anticipated effective date of the assignment or sublease. Landlord shall then have a period of twenty (20) days following receipt of such notice to notify Tenant in writing that Landlord elects either: (1) to terminate this Lease as to the space so affected as of the date so requested by Tenant, or (2) to permit Tenant to assign this Lease or sublet such space, subject, however, to Landlord’s prior written approval of the proposed assignee or subtenant and of any related documents or agreements associated with the assignment or sublease. In the event that Landlord does not exercise option (1) above, then Landlord shall have a period of thirty (30) days after receiving the proposed documents associated with the proposed assignment or sublease, to notify Tenant in writing whether Landlord approves of the proposed assignee or subtenant and of any related documents or agreements associated with the assignment or sublease. Landlord’s consent shall not be required for any assignment by Tenant to any wholly owned subsidiaries or commonly owned affiliates of Tenant, or a corporation or other entity which is a successor-in-interest to Tenant, by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of Tenant; provided the proposed use of the Premises by such subsidiary or affiliate or successor-in-interest is conducive to the Property. In addition, as to such permitted assignment, Tenant shall give to Landlord, not less than 30 business days prior to such assignment, written notice of such proposed assignment including the identity of such assignee, its financial information and such additional information as may be requested by Landlord. In the event Landlord reasonably determines that such proposed assignee’s finances are insufficient, Landlord has the right to require such additional security or conditions as it may reasonably require.

(2) Without limiting the other instances in which it may be reasonable for Landlord to withhold Landlord’s consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold consent in the following instances: (a) the use of the Premises by such proposed assignee or subtenant would not be a permitted use or would increase the Parking Density of the Property; (b) the proposed assignee or subtenant is not of sound financial condition in Landlord’s reasonable judgment, (c) the proposed assignee or subtenant is a governmental agency; (d) the proposed assignee or subtenant does not have a good reputation as a tenant of property; (e) the proposed assignee or subtenant is a person with whom Landlord is then negotiating to lease space; (f) the assignment or subletting would entail any alterations which would lessen the value of the leasehold improvements in the Premises; (g) if Tenant is in default of any monetary or material non-monetary obligation of Tenant under this Lease beyond any applicable cure periods, or (h) Tenant has defaulted under this Lease on three (3) or more occasions during any twelve (12) months preceding the date that Tenant shall request consent.

(3) Failure by Landlord to approve a proposed assignee or subtenant shall not cause a termination of this Lease.

(4) Upon a termination under this Section, Landlord may lease the Premises to any party, including parties with whom Tenant has negotiated an assignment or sublease, without incurring any liability to Tenant.

(5) Regardless of Landlord’s consent, no assignment or subletting shall: (a) be effective without the express written assumption by such assignee or subtenant of the obligations of Tenant under this Lease, (b) release Tenant of any obligations hereunder, or (c) alter the primary liability of Tenant for the payment of Rent or for the performance of any other obligations to be performed by Tenant. Landlord may accept Rent or performance of Tenant’s obligations from any person other than Tenant pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver nor estoppel of Landlord’s right to exercise its remedies for Tenant’s Default. Landlord’s consent to any assignment or subletting shall not constitute consent to any subsequent assignment or subletting.

(6) In the event of any default by Tenant beyond any applicable cure period under this Lease, Landlord may proceed directly against Tenant or anyone else responsible for the performance of Tenant’s obligations under this Lease, including any assignee or subtenant, without first exhausting Landlord’s remedies against any other person or entity responsible to Landlord, or any security held by Landlord.

(7) Each assignee of, or subtenant under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Tenant during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Landlord has specifically consented to in writing.

(8) Tenant hereby irrevocably authorizes and directs any subtenant, upon receipt of a written notice from Landlord stating that a Default exists in the performance of Tenant’s obligations under this Lease, to pay to Landlord all Rent due and to become due under the sublease. Subtenant shall rely upon any such notice from Landlord and shall pay all Rent to Landlord without any obligation or right to inquire as to whether such Default exists, notwithstanding any claim from Tenant to the contrary.

(9) In the event of a Breach by Tenant, Landlord may, at is option, require subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of the sublandlord under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such sublesse to such sublandlord or for any prior Default of such sublandlord.

(10) Any matter requiring the consent of the sublandlord under a sublease shall also require the consent of Landlord.

(11) No subtenant shall further assign or sublet all or any part of the Premises without Landlord’s prior written consent.

(12) Landlord shall deliver a copy of any notice of Default by Tenant to the subtenant, who shall have the right to cure the Default of Tenant within the grace period, if any, specified in such notice. The subtenant shall have a right of reimbursement and offset from and against Tenant for any such Default cured by the subtenant.

B. Bonus Rent. During the initial Term of this Lease, any Rent or other consideration realized by Tenant under any such sublease or assignment in excess of the Rent payable hereunder, after amortization of a reasonable brokerage commission, shall be divided and paid, twenty percent (20%) to Tenant, eighty percent (80%) to Landlord. In any subletting or assignment undertaken by Tenant, Tenant shall diligently seek to obtain the maximum rental amount available in the marketplace for such subletting or assignment.

C. Corporation. If Tenant is a corporation, a transfer of corporate shares by sale, assignment, bequest, inheritance, operation of law or other disposition (including such a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency or other proceedings), so as to result in a change in the present management control of such corporation or any of its parent corporations by the person or persons owning a majority of said corporate shares, shall constitute an assignment not requiring consent.

D. Partnership. If Tenant is a partnership, joint venture or other incorporated business form, a transfer of the interest of persons, firms or entities responsible for managerial control of Tenant by sale, assignment, bequest, inheritance, operation of law or other disposition, so as to result in a change in the present control of said entity and/or a change in the identity of the persons responsible for the general credit obligations of said entity shall constitute an assignment requiring consent. The transfer on a cumulative basis, of twenty-five percent (25%) or more of the interest of Tenant shall constitute a change in control for this purpose.

E. Net Worth. The involvement of Tenant or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Tenant’s assets occurs, which results or will result in a reduction of the Net Worth of Tenant by an amount greater than twenty-five percent (25%) of such Net Worth, as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Landlord has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction whichever was or is greater, shall be considered an assignment of this Lease to which Landlord’s consent is not required. “Net Worth of Tenant” shall mean the net worth of Tenant (excluding any guarantors) established under generally accepted accounting principles.

F. Default. An assignment or subletting without Landlord’s prior written consent shall, at Landlord’s option, be a Default. If Landlord elects to treat such unapproved assignment or subletting as a Default, Landlord may (1) terminate this Lease, or (2) upon thirty (30) days written notice, increase the monthly Rent to one hundred ten percent (110%) of the Rent then in effect. Further, in the event of such Default the rental adjustment scheduled during the remainder of the Lease Term shall be increased to one hundred ten percent (110%) of the scheduled adjusted rent.

G. Liability. No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease. Any assignment or subletting which conflicts with the provisions hereof shall be void.

H. Termination; Merger. Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for breach by Tenant, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Landlord may elect to continue any or all existing subtenancies. Landlord’s failure, within twenty (20) days following any such event, to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Landlord’s election to have such event constitute the termination of such interest.

AUTHORITY OF PARTIES; OTHER PREMISES:	23. A. Authority of Parties. If Tenant is a corporation, trust, limited liability company, partnership or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to enter into this Lease, perform all obligations hereunder, and execute and deliver this Lease on its behalf. Tenant shall, within thirty (30) days after request, deliver to Landlord satisfactory evidence of such authority. If this Lease is executed by more than one person or entity as Tenant, each such person or entity shall be jointly and severally liable hereunder. It is agreed that any one of the named Tenants shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Tenants, and Landlord may rely on the same as if all of the named Tenants had executed such document.

B. Other Premises. Following the expiration of the initial sixty-month-Term of this Lease, Landlord shall have the right to relocate Tenant to other space of comparable size, condition, proximity to a major highway, and quality to the Premises and within five (5) miles of Premises, and all of the terms and provisions of this Lease shall apply to the new space with equal force and effect. Tenant agrees to relocate to such new space within thirty (30) days following notice from Landlord that the new space is available for Tenant’s occupancy. If Landlord decides to relocate Tenant, Landlord shall: (1) give Tenant prior written notice not less than sixty (60) days prior to such relocation; (2) provide Tenant, at Landlord’s expense, with tenant improvements substantially equal in size, condition, and quality to those in the Premises; (3) Landlord will reimburse Tenant for actual reasonable moving costs and (4) the parties shall execute an amendment to this Lease stating the relocation of the Premises. In no event shall the failure or refusal of either Landlord or Tenant to execute such confirmation affect the rights and obligations of Landlord and Tenant with respect to such relocation as set forth in this Section.

CONDEMNATION:	24. A. Condemnation Resulting in Termination. If the whole or any substantial part of the Property of which the Premises are a part should be taken or condemned for any public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the Permitted Use of the Premises, this Lease shall terminate and the Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises shall have occurred.

B. Condemnation Not Resulting in Termination. If a portion of the Property of which the Premises are a part should be taken or condemned for any public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in Section 24.A., above, this Lease shall not terminate, but the Rent payable hereunder during the unexpired portion of the Lease shall be reduced, beginning on the date when the physical taking shall have occurred, to such amount as may be fair and reasonable under all of the circumstances.

C. Award. Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired portion of this Lease. Notwithstanding the foregoing, any compensation specifically awarded Tenant for loss of business, Tenant’s personal property, moving costs or loss of goodwill, shall be and remain the property of Tenant.

CASUALTY DAMAGE:	25. A. General. If the Premises or Building should be damaged or destroyed by fire, earthquake or other casualty, Landlord shall give immediate written notice thereof to Tenant. Within thirty (30) days thereafter, Landlord shall notify Tenant whether in Landlord’s opinion such repairs can reasonably be made either: (1) within ninety (90) days; (2) in more than ninety (90) days but in less than one hundred eighty (180) days; or (3) in more than one hundred eighty (180) days from the date of such notice. Landlord’s reasonable determination shall be binding on Tenant. Landlord reasonably determines that such repairs can be made within ninety (90) days, Landlord shall promptly and diligently undertake such repairs and the Rent payable hereunder during the period in which the Premises are untenantable shall be abated proportionately to the extent the Premises are unfit for occupancy.

B. Greater than Ninety (90) Days. If the Premises or Building should be damaged by fire, earthquake or other casualty but only to such extent that rebuilding or repairs can in Landlord’s estimation be reasonably completed in more than ninety (90) days but in less than one hundred eighty (180) days, then Landlord shall have the option of either: (1) terminating the Lease effective upon the date of the occurrence of such damage, in which event the Rent shall be abated during the unexpired portion of the Lease; or (2) electing to rebuild or repair the Premises to substantially the condition in which they existed prior to such damage, provided that insurance proceeds are available to fully repair the damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately to the extent the Premises are unfit for occupancy.

C. Greater Than One Hundred Eighty (180) Days. If the Premises or Building should be so damaged by fire, earthquake or other casualty that rebuilding or repairs cannot in Landlord’s estimation be completed within one hundred eighty (180) days after written notice from Tenant of such damage, Tenant shall have the right within ten (10) days after its receipt of notice of same from Landlord (which notice shall be given to Tenant not later than ninety (90) days after the occurrence of such damage), to terminate this Lease, whereupon this Lease shall terminate and the Rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

D. Tenant’s Fault. If the Premises or any other portion of the Building are damaged by fire or other casualty resulting from the fault, negligence, or breach of this Lease, by Tenant or any of Tenant’s Parties, Rent shall not be diminished during the repair of such damage and Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by any available insurance proceeds.

E. Uninsured Casualty. Notwithstanding anything herein to the contrary, in the event that the Premises or Building are damaged or destroyed and are not fully covered by the insurance proceeds received by Landlord or in the event that the holder of any indebtedness secured by mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then in either case Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to Landlord that said damage or destruction is not fully covered by insurance or such requirement is made by any such holder, as the case may be, whereupon all rights and obligations hereunder shall cease and terminate, unless within ten (10) days thereafter, Tenant notifies Landlord in writing that Tenant will pay for the cost of any such deficiency in excess of the replacement cost of the Building, in which case, upon Tenant’s deposit with Landlord of sufficient funds to cover the anticipated deficiency, Landlord shall be obligated to keep the Lease in full force and effect and repair such damage

F. Damage During Last Year. Notwithstanding anything to the contrary herein, if a casualty occurs during the last year of the Lease Term (or any extension thereof), which casualty cannot be repaired in the reasonable opinion of Landlord within 90 days after the date of the casualty, Tenant shall have the right to terminate the Lease effective as of the date of casualty by giving Landlord notice of such termination within 30 days after Tenant’s receipt of Landlord’s notice specifying the estimated rebuilding period, as required under subparagraph A, above.

G. Waiver. The provisions of this Lease, including those in this Section, constitute an express agreement between Landlord and Tenant that applies in the event of any casualty to the Premises, Building, or Property. Except as otherwise provided in this Section, Tenant hereby fully waives the provisions of any statute or regulation, including Sections 1932(2) and 1933(4), of the Civil Code of California, relating to any rights or obligations concerning casualty.

HOLDING OVER:	26. A. Holding Over. Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease.

B. Rent. In the event that Tenant holds over, then the Rent shall be increased to one hundred fifty percent (150%) of the Rent applicable immediately preceding the expiration or termination.

C. With Consent. If Tenant shall retain possession of the Premises or any portion thereof with Landlord’s written consent following the expiration of the Lease or sooner termination for any reason, then Tenant shall pay to Landlord the fair market rent for the Premises (but in no event less then the Rent payable in the last month prior to the expiration or termination) for the first thirty (30) days of such retention, and thereafter, shall pay to Landlord for each day of such retention twice the amount of the daily rental as of the last month prior to the date of expiration or termination.

DEFAULT; BREACH; REMEDIES:	27. A. Default; Breach. A “Default” is defined as a failure by the Tenant to comply with or perform any of the terms, covenants, conditions or rules and regulations under this Lease. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Tenant to cure such Default within any applicable grace period.

B. Events of Default. The occurrence of any of the following shall constitute an event of Default on the part of Tenant:

(1) Abandonment of the Premises or the vacating of the Premises for more than thirty (30) days without the prior delivery to Landlord of a written notice stating the dates the Premises will be vacant and providing a commercially reasonable level of security, or where the coverage of the property insurance described in this Lease is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism. As to abandonment of the Premises, pursuant to Section 1951.3 of the California Civil Code, Landlord shall give a notice of belief of abandonment to the Tenant where the Rent on the Premises has been due and unpaid for at least 14 consecutive days and the Landlord reasonably believes that the Tenant has abandoned the Premises. The date of termination of the Lease shall be specified in the Landlord’s notice and shall be not less than 15 days after the notice is served personally or, if mailed, not less than 18 days after the notice is deposited in the mail.

(2) Failure to pay any installment of Rent or any other amount due and payable hereunder, when due, within three (3) business days of the date when said payment is due; provided, however, that not more frequently than once each twelve months during the Lease Term, Tenant shall be entitled to written notice that such amount is overdue and three (3) business days after receipt of such written notice to cure such default.

(3) Failure to provide reasonable evidence of insurance or surety bond, or fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of twenty (20) business days following written notice to Tenant.

(4) Failure by Tenant to provide (a) reasonable written evidence of compliance with Legal Requirements, (b) the rescission of an unauthorized assignment or subletting, (c) an Estoppel Certificate, (d) a requested subordination, (e) evidence concerning any information which Landlord may reasonably require of Tenant under the terms of this Lease, where any such failure continues for a period of ten (10) business days following written notice to Tenant.

(5) Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subparagraphs (1) and subparagraph (2) of this Section, such failure continuing for fifteen (15) days after written notice of such failure; provided, however, that if the nature of Tenant’s default is such that it cannot be cured by the payment of money and reasonably requires more than fifteen (15) days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 15-day period and thereafter diligently prosecutes the same to completion.

(6) A general arrangement or assignment by Tenant for the benefit of creditors.

(7) The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant’s creditors, which involuntary petition remains undischarged for a period of thirty (30) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant’s obligations under this Lease.

(8) The employment of a receiver to take possession of substantially all of Tenant’s assets or the Premises, if such appointment remains undismissed or undischarged for a period of ten (10) days after the order therefore.

(9) The attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) days after the levy thereof.

(10) The discovery that any financial statement of Tenant given to Landlord was materially false at the given time or became materially false thereafter and Tenant failed to promptly notify Landlord of such condition.

C. Remedies. If Tenant fails to perform any of its affirmative duties or obligations, within ten (10) days after a Breach has occurred (or in case of an emergency, without notice), Landlord may, at its option, perform such duty or obligation on Tenant’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Tenant shall pay to Landlord an amount equal to the reasonable actual costs and expenses incurred by Landlord in such performance upon receipt of an invoice therefore. In the event of a Breach, Landlord may, with or without further notice or demand, and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such Breach:

(1) Termination. In the event of the occurrence of any event of Default beyond any applicable cure period provided for under this Lease, Landlord shall have the right to give a written termination notice to Tenant, and on the date specified in such notice, Tenant’s right to possession shall terminate, and this Lease shall terminate unless on or before such date all arrears of rental and all other sums payable by Tenant under this Lease and all costs and expenses incurred by or on behalf of Landlord hereunder shall have been paid by Tenant and all other events of default of this Lease by Tenant at the time existing shall have been fully remedied to the satisfaction of Landlord. At any time after such termination, Landlord may recover possession of the Premises or any part thereof and expel and remove therefrom Tenant and any other persons occupying the same, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease or at law or equity by reason of Tenant’s Breach or of such termination.

(2) Continuation After Breach. Even though Breach may have occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord may enforce all of Landlord’s rights and remedies under this Lease, including without limitation, the right to recover Rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a Landlord under Section 1951.4 of the Civil Code of the State of California or any successor code section. Acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver upon application of Landlord to protect Landlord’s interest under this Lease shall not constitute an election to terminate Tenant’s right to possession.

(3) Damages After Breach. Should Landlord terminate this Lease, Landlord shall have the rights and remedies of a Landlord provided by Section 1951.2 of the Civil Code of the State of California, or successor code sections. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law, Landlord shall be entitled to recover from Tenant: (1) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination, (2) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; (3) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; and (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease.

G. Inducement Recapture. Any agreement for free or abated rent or other charges, or for the giving or paying by Landlord to or for Tenant of any cash or other bonus inducement or consideration for Tenant’s entering into this Lease, all of which concessions (excluding the tenant improvements specified on the attached Exhibit B) are hereinafter refereed to as “Inducement Provisions”, shall be deemed conditioned upon Tenant’s full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Tenant, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or affect, and any rent, other charge, bonus, inducement or consideration heretofore abated, given or paid by Landlord under such an Inducement Provision shall be immediately due and payable by Tenant to Landlord, notwithstanding any subsequent cure of said Breach by Tenant. The acceptance by Landlord of rent or the cure of the Breach which initiated the operation of this Section shall not be deemed a waiver by Landlord of the provisions of this Section unless specifically so stated in writing by landlord as the time of such acceptance.

H. Remedies Cumulative. All rights, privileges and elections or remedies of the parties are cumulative and not alternative, to the extent permitted by law and except as otherwise provided herein.

I. Replacement of Statutory Notice Requirements. When this Lease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by Code of Civil Procedure Section 1161 or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) in the manner required by Section 31 shall replace and satisfy the statutory service-of-notice procedures, including those required by Code of Civil Procedure Section 1162 or any similar or successor statute.

LIENS:	28. Tenant shall keep the Premises free from liens arising out of or related to work performed, materials or supplies furnished or obligations incurred by Tenant or in connection with work made, suffered or done by or on behalf of Tenant in or on the Premises or Property. In the event that Tenant shall not, within fifteen (15) days following the receipt by Tenant of notice of the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have in addition to all other remedies provided herein and by law, the right, but not the obligation to cause the same to be released by such means as Landlord shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord on behalf of Tenant and all expenses incurred by Landlord in connection therefore shall be payable to Landlord by Tenant on demand with interest at the Applicable Interest Rate. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitting or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Property and any other party having an interest therein, from mechanics’ and materialmen’s liens, and Tenant shall give Landlord not less than ten (10) business days prior written notice of the commencement of any work in the Premises or Property which could lawfully give rise to a claim for mechanics’ or materialmen’s liens.

TRANSFERS BY LANDLORD:	29. If Landlord desires to finance, refinance, or sell the Premises, or any part thereof, Tenant and guarantors (if any) shall deliver to any potential lender or purchaser designated by Landlord such financial statements as may be reasonable required by such lender or purchaser, including but not limited to Tenant’s financial statements for the past five (5) years. All such financial statements shall be received by Landlord and such lender or purchaser in strict confidence and shall be used only for the purposes herein set forth.

WAIVER:	30. If Landlord waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. The acceptance of Rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord’s knowledge of such preceding breach at the time Landlord accepted such Rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord.

NOTICES:	31 . Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements with reference to sending, mailing or delivery of any notice or the making of any payment by Landlord or Tenant to the other shall be deemed to be complied with when and if the following steps are taken:

A. Rent. All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address set forth in the Basic Lease Information, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith or, if via electronically transmitted funds, to such account designated in writing by Landlord. Tenant’s obligation to pay Rent and any other amounts to Landlord under the terms of this Lease shall be deemed satisfied if received by Landlord as provided in Section C below.

B. Other. All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be in writing and either personally delivered (by hand or courier), or sent by recognized commercial overnight courier, or sent by certified or registered mail or U. S. Postal Service Express Mail, postage prepaid, or by facsimile transmission, and addressed to the other party to be notified at the address for such party as specified in the Basic Lease Information or to such other place as the party to be notified may from time to time designate in writing by at least fifteen (15) days notice to the notifying party.

C. Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given three (3) business days after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient) provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day. Any correctly addressed notice that is refused, unclaimed, or undeliverable because of an act or omission of the party to be notified shall be considered to be effective as of the first date that the notice was refused, unclaimed, or considered undeliverable by the postal authorities, messenger, or overnight delivery service.

D. Agent. Tenant appoints as its agent to receive the service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in charge of occupying the Premises at the time, and, if there is no such person, then such service may be made by attaching the same on the main entrance of the Premises. A copy of any notice delivered under this Section shall also be sent to Tenant at the address listed in the Basic Lease Information under “Tenant’s Address.”

CONSENTS:	32. A. Consents. Except as otherwise provided herein, whenever in this Lease Tenant requests any approval or consent from Landlord pursuant to this Lease, or in the event of any proposed modification of the terms of the Lease, Tenant shall pay all Landlord’s actual reasonable costs and expenses (including, but not limited to, architects’, attorneys’, engineers’ and other consultants’ fees and costs incurred by Landlord in consideration of, response to, review of a request by Tenant for any Landlord consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance), not to exceed $2,000 for any one instance. Such costs shall be paid by Tenant upon receipt of an invoice and supporting documentation therefore. Landlord’s consent to any act, assignment or subletting shall not constitute an acknowledgement that no Default or Breach by Tenant of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Landlord at the time of such consent. The failure to specify therein any particular condition to Landlord’s consent shall not preclude the imposition by Landlord at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within ten (10) days following such request

B. Collection. In the event that Landlord places the enforcement of this Lease, or any part thereof, or the collection of any Rent due, or to become due hereunder, or recovery of possession of the Premises in the hands of an attorney, Tenant shall pay to Landlord, upon demand, Landlord’s reasonable attorneys’ fees and court costs, provided that Landlord prevails.

C. Proceedinq. In any action, in which Landlord or Tenant brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to enforce its respective rights hereunder, the unsuccessful party shall pay all costs incurred by the prevailing party including reasonable attorneys’ fees, fees and costs of arbitration, and said costs and attorneys’ fees shall be a part of the award in said action, whether or not such action or proceeding is pursued to decision or judgment. The attorneys’ fees award shall not be computed in accordance with any fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred.

SUCCESSORS AND ASSIGNS:	33. This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment is approved by Landlord hereunder, Tenant’s assigns. Landlord may transfer its obligations under this Lease to its successors in title, in which event Landlord shall be relieved of all obligations under this Lease and Tenant shall look solely to Landlord’s successor for performance of this Lease.

FORCE MAJEURE:	34. Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, Landlord or Tenant respectively shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever, except due to the financial condition of Landlord or Tenant, which are beyond the control of Landlord or Tenant respectively, provided, however, that the foregoing shall not extend the time at which Tenant shall be entitled to terminate this Lease or to an abatement of Rent pursuant to any express provisions set forth herein.

BROKERAGE COMMISSION:	35. Landlord shall pay a brokerage commission to Broker in accordance with a separate agreement between Landlord and Broker. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent, finder or other person in connection with this transaction, and that no broker, agent, finder or other person brought about this transaction, other than Broker. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any broker, agent, finder or other person other than Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

CONDITION OF PREMISES/ TENANT IMPROVEMENTS:	36. A. Condition of Premises. On the Term Commencement Date, the Building shall be substantially complete and the Building systems shall be in good working order, including: (i) substantial completion of all common areas, (ii) built-out with finishes in place, including the lobby and finishes, (iii) fire life safety, (iv) HVAC units shall be on the roof and functional HVAC service will be provided, and the main duct loop shall be delivered to the floor, with VAV boxes to separate spaces, (v) proper title 24 insulation, (vi) functional elevators, including finished cabs, (vii) all electrical shall be delivered to the Premises, and distribution to electrically powered shell building equipment, lighting, and convenience receptacles of finished areas, and one electrical distribution panel per floor (and as noted above in the Premises) is included, and a (viii) based building fire alarm system is furnished to meet all codes and regulations, with adequate capacity to accommodate future tenant improvements.

B. Tenant Improvements. Prior to the Lease Term Commencement Date, Landlord shall provide the improvements in accordance with Exhibit “B” attached hereto (“Tenant Improvements”). Landlord will use its own architect for design services.

EARLY OCCUPANCY; EXCULPATION:	37. A. Early Occupancy. To the extent available, prior to the Term Commencement Date, Tenant shall be allowed to occupy the Premises provided it pays Rent. Tenant shall perform all duties and obligations imposed by this Lease, including, but not limited to, those provisions relating to insurance and indemnification. Estimated early occupancy to be March 1 , 2008.

B. Exculpation. For purposes of this Section, the term Tenant Parties (“Tenant Parties”) refers singularly and collectively to Tenant and Tenant’s officers, shareholders, directors, members, partners, agents, employees, and independent contractors, licensees, invitees, beneficiaries, and servants, as well as to all persons and entities claiming through any of these persons or entities. The term Landlord Parties (“Landlord Parties”) refers singularly and collectively to Landlord and its members, partners, officers, directors, licensees, invitees, beneficiaries, agents, servants, employees, and independent contractors as well as to all persons and entities claiming through any of these persons or entities.

(1) To the fullest extent permitted by law, Tenant, on its behalf and on behalf of all Tenant Parties, waives all claims (in law, equity, or otherwise) against Landlord and Landlord Parties arising out of, knowingly and voluntarily assumes the risk of, and agrees that neither Landlord nor Landlord Parties shall be liable to Tenant or Tenant Parties for any of the following:

(a) Injury to or death of any person except resulting from the willful acts or gross negligence of Landlord or Landlord Parties; or

(b) Loss of, injury or damage to, or destruction of any tangible or intangible property, including the resulting loss of use, economic losses, and consequential or resulting damage of any kind from any cause except resulting from the willful acts or gross negligence of Landlord or Landlord Parties.

(2) Except for the gross negligence or willful acts of Landlord or Landlord Parties, neither Landlord nor Landlord Parties shall be liable under this clause regardless of whether the liability results from any active or passive act, error, omission, of any of the Landlord or Landlord Parties; or is based on claims in which liability without fault or strict liability is imposed or sought to be imposed on any of the Landlord or Landlord Parties.

(3) This exculpation clause shall not apply to claims against Landlord and Landlord Parties to the extent that a final judgment of a court of competent jurisdiction establishes that the injury, loss, damage, or destruction was proximately caused by Landlord’s or Landlord Parties’ fraud, willful acts or gross negligence to person or property, or violation of law.

(4) The clauses of this Section shall survive the expiration or earlier termination of this Lease until all claims within the scope of this Section are fully, finally, and absolutely barred by the applicable statutes of limitations.

(5) Tenant acknowledges that this Section was negotiated with Landlord, that the consideration for it is fair and adequate, and that Tenant had a fair opportunity to negotiate, accept, reject, modify, or alter it.

(6) This exculpation clause may not be interpreted or construed as an attempt by Landlord to be relieved of liability arising out of a nondelegable duty on the part of Landlord.

RENEWAL OPTION CONDITIONS:	38. Landlord hereby grants Tenant one (1) option (“Option”) to extend the Term of the Lease for an additional period of five (5) years (“Option Period). In order to exercise the Option, Tenant must notify Landlord in writing at least one hundred eighty (180) days prior to the expiration of the then expiring Lease Term. Tenant shall not be entitled to exercise the Option if, at the time of the exercise by Tenant, Tenant is in default beyond any applicable cure period under the Lease or a Default has taken place three (3) or more times during the Lease Term or an event of default has occurred two or more times during the preceding twelve month period (and such events of default have not been cured to the satisfaction of Landlord) or Tenant has assigned this Lease or sublet the Premises or any portion thereof without consent of Landlord.

During the Option Period all the provisions of the Lease shall remain in full force and effect except that there shall be no additional option period beyond the first option and at the commencement of the Option Period the Base Rent shall be adjusted to be equal to one hundred percent (100%) of the monthly fair market rental value of the Premises (“FMRV”) (based on the highest and best use of the Premises) as mutually determined by Landlord and Tenant as provided herein. In no event shall the Base Rent for the first option be lower than the rent applicable to the full last month of the then expiring term. FMRV shall mean the rate being charged to similarly situated tenants for comparable space in similar buildings in the immediate vicinity of the Premises, with similar amenities, and without consideration of any alterations or improvements to the Premises installed or constructed at Tenant’s cost and expense. The annual Base Rent after the first year of the option period will have a five percent (5%) annual increase for each year of the option period.

FMRV as of the commencement of the Option Period shall be determined by Landlord. Not later than 210 days prior to the expiration of the initial term of the Lease, Tenant shall, by written notice (“Notice of Option Term Rent”) given to Landlord, request that Landlord provide the FMRV to be applicable to the Option Period. Not later than thirty (30) days following receipt of the Tenant’s written request, Landlord shall provide to Tenant the FMRV applicable to the Option Period.

If Tenant disputes the amount claimed by Landlord as FMRV, Tenant has the option to (i) give Landlord written notice that it will not exercise the Option and the Lease will terminate at end of the term or (ii) require that Landlord submit the dispute to arbitration. Tenant shall notify Landlord that it will not exercise the Option or its demand for arbitration in writing within fifteen (15) days after service of the Notice of Option Term Rent. Tenant’s demand for arbitration shall include the designation by Tenant of its appointed arbitrator, who shall be a commercial real estate agent or broker with at least ten (10) years active, full-time, experience that is familiar with the FMRV in the commercial real estate rental market, in San Mateo County. In the event Tenant fails to timely provide notice to Landlord, as provided in this paragraph, Tenant will be deemed to have exercised the Option at the FMRV stated in the Notice of Option Rent.

Within ten (10) business days after receipt of Tenant’s demand for arbitration, Landlord shall designate in writing, its appointed arbitrator, who shall meet the qualifications set forth above. Within thirty (30) days thereafter, the two (2) arbitrators shall simultaneously submit to Landlord and Tenant their respective proposed determinations of FMRV. If the difference between the two (2) FMRV determinations established by the two (2) arbitrators varies by five percent (5%) or less, the average of the two (2) FMRV determinations shall be controlling. If the difference between the said two (2) FMRV determinations varies by more than five percent (5%), the said two (2) arbitrators, within ten (10) days thereafter, shall appoint a third neutral arbitrator who shall meet the qualifications set forth. Such third arbitrator shall, within twenty (20) business days after his appointment, determine the FMRV and submit his determination to Landlord and Tenant. If a third arbitrator is appointed to determine the FMRV, the FMRV determined by the third arbitrator shall be controlling. Each party shall pay the costs and fees of its arbitrator, and shall share equally in the costs and fees of the neutral arbitrator.

Failure on the part of Tenant to demand arbitration within fifteen (15) days following receipt of the Notice of Option Term Rent from Landlord shall bind Tenant to the FMRV as determined by Landlord. Should Tenant elect to arbitrate and should the arbitration not have been concluded prior to the commencement of the Option Period, Tenant shall pay the Base Rent to Landlord after the commencement of the Option Period, adjusted to reflect the FMRV as Landlord has so determined. If the amount of the FMRV as determined by arbitration is greater than or less than Landlord’s determination, then any adjustment required to adjust the amount previously paid shall be made by the appropriate party within thirty (30) days after such determination of FMRV.

PARKING; TRANSPORTATION MANAGEMENT:	39. A. Parking. Tenant shall have the right to the nonexclusive use of the number of parking spaces set forth in Basic Lease Information.

B. Reservation. Landlord specifically reserves the right to change the location, size, configuration, design, layout, and all other aspects of the parking facility. Landlord may close off or restrict access to the parking facility from time to time to facilitate construction, alteration, or improvements, without incurring any liability to Tenant and without any abatement of Rent under this Lease, provided that Landlord gives Tenant prior written notice thereof and reasonably endeavors to find alternative reasonable parking for Tenant for any period in which Tenant’s right to use its parking spaces is materially impaired.

C. Rules and Regulations. Tenant’s continued right to use the parking spaces is conditioned on Tenant’s abiding by all rules and regulations prescribed from time to time for the orderly operation and use of the parking facility. Tenant shall use all reasonable efforts to ensure that Tenant’s Parties also comply with such rules and regulations. The parking spaces allocated to Tenant under this Section are solely for use by Tenant and may not be assigned, subleased, or otherwise alienated by Tenant without Landlord’s prior written consent.

MEDIATION AND ARBITRATION OF DISPUTES:	40. A. Mediation of Disputes. Except with regard to any claim, counterclaim, dispute, and other matter relating to the payment of Rent or any other sum owing from Tenant to Landlord under this Lease, Landlord and Tenant agree that, if and to the extent that any claim, counterclaim, dispute, and other matter in question between them arising out of or relating to this Lease or the breach thereof (collectively, “Non-Monetary Disputes”) cannot be resolved through direct discussions, such Non-Monetary Dispute shall be sent to mediation administered by the American Arbitration Association (in San Mateo County) under its Commercial Mediation Rules, prior to either of them initiating against the other a demand for arbitration pursuant to this Section, unless delay in initiating arbitration would irrevocably prejudice one of the parties. The mediator of any dispute submitted to mediation under this Lease shall not serve as arbitrator of such dispute unless otherwise agreed. All expenses of the mediation shall be borne by the parties equally; however, each party shall bear the expense of its own counsel, experts, witnesses, and preparation and presentation of proofs.

B. Arbitration of Disputes. Except with regard to any claim, counterclaim, dispute, and other matter relating to the payment of Rent or any other sum owing from Tenant to Landlord under this Lease, Landlord and Tenant agree that, if and to the extent that any Non-Monetary Dispute cannot be resolved through direct discussions or through mediation in accordance with Section A above, such Non-Monetary Dispute shall at the election of either party be submitted to arbitration in accordance with this Section B. In the event either party (“Initiating Party”) elects to submit any Non-Monetary Dispute to arbitration, the judgment or the award rendered in any such arbitration may be entered in any court having jurisdiction in San Mateo County and shall be final and binding upon the parties. The arbitration shall be conducted in accordance with the then prevailing rules of the American Arbitration Association or its successor for arbitration of commercial disputes, and the provisions of California Code of Civil Procedure Section 1283.05, or any successor or amended statute or law containing similar provisions, except to the extent that the procedures mandated by said rules shall be modified as follows:

1. The Initiating Party’s demand for arbitration shall specify the name and address of the person to act as the arbitrator on its behalf. The arbitrator shall be a member of the American Institute of Real Estate Appraisers (or its successor organization) with a then current senior designation of MAI (or then comparable designation), currently certified under the continuing education program, and shall have at least ten years’ experience in appraising commercial properties in the San Mateo, San Francisco Counties. Within ten business days after the service of the demand for arbitration, the other party (“Non-Initiating Party”) shall give notice to the Initiating Partv specifying the name and address of the person designated by the Non-Initiating Party as arbitrator on its behalf who shall be similarly qualified. If the Non-Initiating Party fails to notify the Initiating Party of the appointment of its arbitrator, within or by the time above specified, then the arbitrator appointed by the Initiating Party shall be the arbitrator to determine the issue.

2. The one or two arbitrators, as the case may be, chosen pursuant to Section B.1. above, shall attempt to meet within 15 business days after being chosen, and if within ten business days after such first meeting the arbitrators shall be unable to agree on a determination of the issue to be determined, they themselves shall appoint a second or third arbitrator, as the case may be, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators pursuant to Section B.1. above. In the event they are unable to agree on such appointment within such ten business day period, the second or third arbitrator, as the case may be, shall be selected by the parties themselves, if they can agree thereon, within a further period of 15 business days. If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by the then Presiding Judge of the Superior Court for the County of San Mateo, and the other party shall not raise any question as to such Judge’s full power and jurisdiction to entertain the application for and make the appointment. The three arbitrators shall decide the dispute if it has not previously been resolved by following the procedure set forth in Section B.3. below and shall attempt to so decide the issue within 15 business days of the appointment of the third arbitrator.

3. When an issue cannot be resolved by agreement between the two arbitrators selected by the parties or settlement between the parties, the issue shall be resolved by the agreement of two of the three arbitrators.

4. In the event of a failure, refusal, or inability of any arbitrator to act, his or her successor shall be appointed by the party who originally appointed said arbitrator, but in the case of the third arbitrator, his or her successor shall be appointed in the same manner as provided for appointment of the third arbitrator.

5. The arbitrators shall award to the prevailing party, if any, as determined by the arbitrators, all of its costs and fees. “Costs and fees” shall mean all expenses of the arbitration, including the arbitrators’ fees, administrative fees, travel expenses, out-of-pocket expenses, such as copying and telephone, court costs, witness fees and attorney fees.

6. Notwithstanding the foregoing, nothing contained in this Section shall be deemed to limit or restrict Landlord’s rights to file an unlawful detainer action under California Code of Civil Procedure §§1161 et seq. and obtain a judgment thereunder.

NOTICE: By initialing below you are agreeing to have disputes arising out of the matters included in the Mediation and Arbitration of Disputes Provisions decided by mediation or by neutral binding arbitration as provided by California Law and you are giving up any rights you may possess to have the dispute litigated in a Court or jury trial. By signing the space below, you are giving up your judicial rights to discovery and appeal, unless your rights are specifically included in the Mediation and Binding Arbitration of Disputes provisions. If you refuse to submit to mediation or to binding arbitration after agreeing to this provision, you may be compelled to mediate or arbitrate under the authority of the California Code of Civil Procedure. Your agreement to this provision is voluntary. The undersigned represent and warrant that he/she has read and understood the foregoing and agree to submit disputes arising out of or related to the matters included in the Mediation and Binding Arbitration of Disputes provision to mediation or arbitration.

INITIALS: Landlord: SM
Tenant: PEP

MISCELLANEOUS:	41. A. General. The term “Tenant” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their respective successors, executors, administrators and permitted assigns, according to the context hereof.

B. Time. Time is of the essence regarding this Lease and all of its provisions.

C. Choice of Law. This Lease shall in all respects be governed by the laws of the State of California.

D. Entire Agreement. This Lease, together with all exhibits, schedules, addenda, and attachments, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its attachments.

E. Severability. If, for any reason whatsoever, any of the provisions hereof shall be unenforceable or ineffective; all of the other provisions shall be and remain in full force and effect.

F. Recordation. Tenant shall not record this Lease or a short form memorandum hereof.

G. Examination of Lease. Submission of this Lease to Tenant does not constitute an option or offer to lease and this Lease is not effective otherwise until execution and delivery by both Landlord and Tenant.

H. Easements. Landlord may grant easements on the Property and dedicate for public use portions of the Property without Tenant’s consent, provided that no such grant or dedication shall materially interfere with Tenant’s access to or use of the Premises or Tenant’s parking rights, and Tenant is solely obligated to ascertain the existence of any easements with respect to the Property and enters into this Lease subject to any such easements. Upon Landlord’s demand, Tenant shall execute, acknowledge and deliver to Landlord documents, instruments, maps and plats necessary to effectuate Tenant’s covenants hereunder.

I. Drafting and Determination. The parties acknowledge that this Lease has been agreed to by the parties, that both Landlord and Tenant have consulted with attorneys with respect to the terms of this Lease, and that no presumption shall be created against Landlord because Landlord drafted this Lease.

J. Exhibits. The Exhibits, Schedules, and Addenda attached hereto are hereby incorporated herein by this reference.

K. No Light, Air or View Easement. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building shall in no way affect this Lease or impose any liability on Landlord.

L. No Third Party Benefit. This Lease is a contract between Landlord and Tenant and nothing herein is intended to create any third party benefit.

M. Security, Release and Indemnity. Tenant acknowledges and agrees that, while Landlord may elect to patrol the Property, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to any loss by theft or any other damage to person or property suffered or incurred by Tenant Tenant’s employees and invitees, including, but not limited to, in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises excluding Landlord and Landlord Parties’ willful misconduct or gross negligence. Tenant shall be responsible for provisions of security for its Premises. Tenant shall defend, indemnify and hold Landlord harmless with respect to the Premises and any claims arising from or related to a purported breach of security or failure to provide security to the Premises during the Term of the Lease excluding Landlord and Landlord Parties’ willful misconduct or gross negligence.

N. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was riot legally required to pay.

O. Quiet Possession. Subject to payment by Tenant of the Rent and performance of all of the covenants, conditions and provisions on Tenant’s part to be observed and performed under this Lease, Tenant shall have quiet possession and quiet enjoyment of the Premises during the Term hereof.

P. Days. Days shall be counted by excluding the first day and including the last day. If the last day is a Saturday, Sunday, or legal holiday as described in Government Code Sections 6700-6701, it shall be excluded. Any act required by this Lease to be performed by a certain day shall be timely performed if completed before 5:00 p.m. local time on that date. If the day for performance of any obligation under this Lease is a Saturday, Sunday, or legal holiday, the time for performance of that obligation shall be extended to 5:00 p.m. local time on the first following date that is not a Saturday, Sunday, or legal holiday.

Q. Right to Lease. Landlord reserves the absolute right to contract with any other person or entity to be a tenant in the Building, as Landlord, in Landlord’s sole business judgment, determines best to promote the interests of the Building. Tenant does not rely on the expectation, and Landlord does not represent, that any specific tenant or type or number of tenants will, during the Lease Term, occupy any space in the Building.

R. Conflict. Any conflict between the printed provisions of this Lease and typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

S. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Tenant’s rights or obligations hereunder, Tenant agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a lender in connection with the obtaining of normal financing or refinancing of the Premises or the Property.

T. Counterparts. This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN ANY REAL ESTATE TRANSACTION, IT IS RECOMMENDED THAT TENANT CONSULT WITH ITS INDEPENDENT LEGAL AND TAX PROFESSIONALS AND SUCH OTHER PROFESSIONALS AS TENANT DEEMS PRUDENT, INCLUDING, BUT NOT LIMITED TO, A CIVIL ENGINEER OR OTHER PERSON WITH EXPERIENCE IN EVALUATING THE CONDITION OF THE PROPERTY, INCLUDING THE POSSIBLE PRESENCE OF MOLD, ASBESTOS, HAZARDOUS MATERIALS AND UNDERGROUND STORAGE TANKS.
IN WITNESS WHEREOF, the parties hereto have executed this Lease effective as of the Lease Date stated in the Basic Lease Information herein above.

LANDLORD:
BLACK MOUNTAIN HOLDINGS, LLC
dba Black Mountain Properties, LLC
a California limited liability company

By:	/s/ Steven J. Mitchell 3/24/08
Steven J. Mitchell, Chief Operations Officer
TENANT:
BIOTROVE, INC.
a Delaware corporation

By:	/s/ Paul E. Pescatore
Name:	PAUL E. PESCATORE
Title:	SENIOR VP QUALITY & OPERATIONS

990 Industrial Road Commercial Lease Agreement
EXHIBIT A
outline of the building and premises

990 Industrial Road Commercial Lease Agreement
exhibit b
construction of improvements
plans and specifications
Landlord shall construct certain improvements to the Premises, as more specifically identified in the Space Plan. Landlord will provide the following:
▪	Carpet & pad

▪	Paint

▪	Baseboard

▪	Plumbing and sanitary line for sink. Sink and counter provided by Tenant

▪	VCT in lab.

▪	New 3' X 7' Maple interior doors with aluminum frames and L series locksets.
     Such Tenant Improvements shall be provided by W.L. Butler or other mutually agreed upon contractor and subcontractors. The total cost of such Tenant Improvements is not to exceed Fourteen Dollars and 00/100 ($14.00) per square foot of useable space in the Premises (“Base Tenant Improvement Allowance” or “Base TI Allowance”). Based on the total of 1,712 ± useable square feet in the Premises this will be a total not to exceed of Twenty Three Thousand Nine Hundred Sixty Eight Dollars and 00/100 ($23,968.00). The Base Tenant Improvement Allowance shall be applied toward all architectural, engineering, electrical, mechanical, general contractors, and permit costs.
     All costs of Tenant Improvements to the Premises that exceed $23,968.00 shall be paid by Tenant (“Tenant Improvement Coste” or “TI Costs”). All such TI Costs shall be paid by Tenant to Landlord: (i) one-half at commencement of the construction of Tenant Improvements, and (ii) one-half upon Substantial Completion of the Tenant Improvements. In the event the actual total Base Tenant Improvement Allowance is less than $23,968.00, the difference shall be amortized over the term of the Lease to reduce the Base Rent per square foot. In such event, the parties shall execute an addendum to this Lease setting forth the adjusted Base Rent. Landlord, in Landlord’s absolute discretion, shall have the option, at the request of Tenant, to amortize the Tenant Improvement Costs over the term of the Lease.
     Landlord, at its sole cost, will provide the Premises with sufficient H.V.A.C. units to properly serve the Premises. Tenant will be responsible for the cost to distribute the H.V.A.C. based on Tenant’s new layout.
     In no event will any modifications be made to the Premises without Landlord’s prior written consent. At the request of Landlord, Tenant and Landlord shall enter into a Tenant Improvement Agreement upon receipt of the bid from the general contractor for the Tenant Improvements, setting forth, in greater detail, the Tenant Improvements to be performed and allocation of the costs between the Tenant and Landlord.

990 Industrial Road Commercial Lease Agreement
schedule 1
landlord’s rules and regulations
Tenant agrees to the establishment of the following Rules and Regulations, as they may be amended or modified by Landlord from time to time. Tenant will adhere to the Rules and Regulations and will cause its employees, agents, contractors and invitees to abide and conform to the Rules and Regulations. Tenant acknowledges that a breach of the Rules and Regulations may constitute a Default as set forth in the Lease. Tenant shall comply with the following Rules and Regulations.
     1. Locks; Keys. No additional locks or bolts of any kind will be placed upon any of the doors or windows by Tenant, nor will any changes be made in existing locks or the mechanism thereof. Landlord will furnish two keys to the Premises without charge to Tenant. Landlord will make a reasonable charge for additional keys requested by Tenant. Tenant will, upon the termination of this Lease, restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to or otherwise procured by such Tenant, and in the event of the loss of any keys so furnished, Tenant will pay Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord deems it necessary to make such change.
     2. Doors Opening to Public Corridors. All doors opening to public corridors must be kept closed at all times except for normal ingress to and egress from the Premises.
     3. Securing Doors; Admission to Building. Tenant shall assume all responsibility, including keeping doors locked and other means of entry to the Premises closed, for protecting the Premises from theft, robbery, and pilferage. Tenant will see that the windows and doors of the Premises are closed and securely locked before leaving the Premises. Tenant must observe strict care and caution that all water faucets or other apparatus are entirely shut off before Tenant or Tenant’s employees leave the Premises and that all electricity, gas, or air will likewise carefully be shut off so as to prevent waste or damage. Tenant will be responsible for all injuries sustained by other occupants of the Building, or Landlord as the result of Tenant’s default or carelessness. Landlord reserves the right, in the event of invasion, mob, riot, public excitement, threat of terrorism, or other commotion, to prevent access to the Building or Property during the continuance of that event by any means it considers appropriate for the safety and protection of life and property.
     4. Furniture, Freight, and Equipment; Service Deliveries. No furniture, freight, or equipment of any kind may be brought into the Building without the consent of Landlord, and all moving of the same into or out of the Premises will be done at such time and in such manner as Landlord designates. No furniture, packages, supplies, equipment, or merchandise will be received in the Premises except between such hours as are designated by Landlord. Landlord will have the right to prescribe the weight, size, and position of all safes and other heavy equipment brought into the Premises, and also the times and manner of moving the same in and out of the Premises. Safes or other heavy objects will be placed as directed by Landlord to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property will be repaired by Landlord at the expense of Tenant. Tenant will not use any hand trucks in the Building except those equipped with rubber tires and side guards.
     5. Receipt of Deliveries; Use of Elevators. All deliveries of shipments of any kind to and from the Premises, including loading and unloading of goods will be made only by way of the front of the Premises between 7:00 A.M. and 7:00 P.M. Vehicles employed for such purposes will remain in the parking areas at the front of the Premises for a period not to exceed 30 minutes and will in no event be entitled to utilize any other parking facility. Materials delivered to the Premises are not to be stored at or left in front of the Premises and at all times are to be received inside the Premises by Tenant or its employees.
     6. Services Required by Tenant. The requirements of Tenant will be attended to only upon application at the office of the Landlord. Employees of Landlord will not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.
     7. No Disturbance of Other Occupants. Tenant shall not disturb, solicit, or canvass any occupant of the Property and shall cooperate with Landlord and Landlord’s agents to prevent those actions.
     8. Use of Restrooms; Responsibility for Damage. The toilets and washbasins and other plumbing fixtures will not be used by Tenant, its agents, employees, contractors, and invitees, for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other foreign substances will be thrown therein. All damage resulting from any misuse of the fixtures will be borne by Tenant, if Tenant, its employees, agents, visitors, or licensees have caused the damage. Landlord may install automatic lighting timers in the restrooms to provide for reduced electricity usage.
     9. Restrictions on Defacement of Premises. Tenant shall not mark, drive nails or screws into, or drill into the partitions, woodwork, or plaster, or in any way deface any part of the Building, without Landlord’s prior written consent.
     10. Permitted Machines. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no machines other than standard office equipment shall be installed, maintained, or operated on the Premises without Landlord’s prior written consent.
     11. Inflammable or Combustible Fluids or Materials. Tenant shall not use, or keep in or on the Premises, Building, or Real Property, any kerosene, gasoline, or other flammable or combustible fluid or material.
     12. Heating and Air-Conditioning. Tenant shall not use any method of heating or air-conditioning, other than that supplied by Landlord, without Landlord’s prior written consent.
     13. Foul or Noxious Gases or Substances; Noninterference with Others. Tenant shall not use or keep, or allow to be used or kept, any foul or noxious gas or substance in or on the Premises. Tenant shall not allow the Premises to be occupied or used in a manner causing noise, odors, or vibrations that are offensive or objectionable to Landlord or other occupants of the Property. Tenant will not make or permit to be made any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or premises of those residing in or having business with them, whether by the use of any musical instrument, radio, unusual noise, or in any other manner. Tenant shall not interfere in any other manner with other tenants or those having business in the Building or Property.
     14. Animals, Birds, and Vehicles. Tenant shall not bring into, or keep within, the Premises or Building, any animals, birds, or powered vehicles except for: (a) guide dogs or other service animals or vehicles required by any disabled employee or invitee of Tenant; or (b) hand trucks, as permitted under these Rules and Regulations.
     15. Cooking; No Use of Premises for Improper Purposes. No cooking shall be done or permitted on the Premises, except that Underwriters’ Laboratory (UL)-approved equipment and microwave ovens may be used in the Premises for heating food and brewing beverages for employees and visitors. This use must be in accordance with all applicable federal, state, and city laws, codes, ordinances, rules, and regulations. The Premises shall not be used for the storage of merchandise, for lodging, or for any improper, objectionable, or immoral purposes. Nothing in this clause shall prevent the serving of catered lunches and other meals in the Premises.
     16. Telephone and Other Wires. Electric wires, cables, telephone, or other electric or electronic apparatus, other than those installed by Landlord at the time Tenant occupies the Premises will not be installed in the Premises, except with the prior written approval and under the direction of Landlord. No such installation is to be made without first obtaining written permission from Landlord to do such work.
     17. Exclusion/ Expulsion; Use. Landlord will have the right, but not the obligation, to remove or exclude from or to restrain (or take legal action to do so), any unauthorized person from, or from coming upon, the Property or any portion thereof, and to prohibit, abate, and recover damages arising from any unauthorized act, whether or not such act is in express violation of the Rules and Regulations set forth above. Landlord reserves the right to exclude or expel from the Building and/or Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who in any manner does any act in violation of any of the Rules and Regulations. Landlord will in no case be liable for damages for any error with regard to the admission to or exclusion from the Building and/or Property of any person. Neither Tenant nor any other person on behalf of Tenant, without the prior written discretionary consent of Landlord, will utilize all or any portion of the Property and common area for any of the following purposes:
               (a) to vend, peddle, or solicit orders for sale or distribution of any merchandise, device, service, periodical, book, pamphlet, or other matter whatsoever;
               (b) to exhibit any sign, placard, banner, notice, or other written material;
               (c) to solicit signatures on any petition or for any other purpose, disseminate any information in connection therewith, or distribute any circular, booklet, handbill, placard, or other material;
               (d) to solicit membership in any organization, group, or association, or contribution for any purpose, which has no relationship to the Property;
               (e) to parade, rally, patrol, picket, demonstrate, or engage in any conduct which might tend to interfere with or impede the use of any of the common area by any business invitee, employee, or occupant of the Building, or which creates a disturbance, attracts attention, or tends to harass, annoy, disparage, or be detrimental to the interest of any of the tenants within the Property;
               (f) to throw, discard, or deposit any paper, glass, or extraneous matter of any kind, except in designated receptacles or create litter or hazards of any kind;
               (g) to use any sound-making device of any kind or create or produce in any manner noise or sound that is annoying, unpleasant, or distasteful to any other tenant,
               (h) to deface, damage, or demolish any sign, light standard, or fixture, landscaping material, or other improvement within the Property, or the property of tenants, business invitees, or employees situated within the Building; or
               (i) to use any portion of the common area for special promotional events, such as, but not limited to, parking lot sales, car shows, or displays.
          The listing of specific items as being prohibited is not intended to be exclusive, but to indicate, in general, the manner in which the right to use the common area solely as a means of access and convenience to and from the Building and Property is limited and controlled by Landlord.
     18. Loitering Prohibited. Tenant and Tenant’s employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, halls, stairways, elevators, or common areas for the purpose of smoking tobacco products or for any other purpose. The sidewalks, halls, passages, exits, and entrances will not be obstructed by the Tenant or used for any purpose other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, terraces, and roof are not for the use of the general public, and Landlord in all cases retains the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord will be prejudicial to the safety, character, reputation, and interest of the Property and its occupants, provided that nothing herein contained will be construed to prevent such access to the Premises to persons with whom Tenant normally deals in the ordinary course of business unless such persons are engaged in illegal activities. No Tenant and no employee or invitees of Tenant will go upon the roof of the Building.
     19. Operation of Electricity, Water, and Air-Conditioning. Tenant shall not waste electricity, water, or air-conditioning and shall cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air-conditioning system. Tenant shall not adjust any controls of the Building’s heating and air-conditioning system.
     20. Disposal of Trash and Garbage. Tenant shall store all trash and garbage within the interior of the Premises. Tenant shall not place or have placed in the trash boxes or receptacles any material that may not or cannot be disposed of in the ordinary and customary manner of removing and disposing of trash in the vicinity of the Building. In disposing of trash and garbage, Tenant shall comply fully with any law or ordinance governing that disposal. All trash, garbage, and refuse disposal shall be made only through entryways and elevators provided for that purpose and shall be made only at times designated by Landlord.

     21. Compliance with Safety Regulations. Tenant shall comply with all safety, fire protection, and evacuation procedures and regulations established by Landlord or by any government agency. Tenant will not install, suffer or permit to be installed or placed in or upon the Premises any cover, fascia, partition, decoration, alteration or improvement or the like over, upon or under the sprinkler heads within the Premises. All sprinkler heads are to remain exposed at all times. Landlord will install and maintain, at a readily available location within the Premises, a fully functional ABC type, or equal, all-purpose hand operated fire extinguisher containing a minimum capacity of two and one-half (2-1/2) pounds or such other capacity as may be required by law.
     22. Awnings, Curtains, and Electrical Ceiling Fixtures. No awnings or other projection shall be attached to the outside walls of the Premises without Landlord’s prior written consent. No curtains, blinds, shades, or screens shall be attached to, hung in, or used in connection with any window or door of the Premises without Landlord’s prior written consent. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings attached to those windows, if any, in the Premises that have a view of any interior portion of the Building or common areas.
     23. Nonobstruction of Light. Tenant shall not cover or obstruct the windows, and doors that reflect or admit light and air into the halls, passageways, or other public places in the Building. Tenant shall not place any bottles, parcels, or other articles on the windowsills.
     24. Provision of Information to Tenant’s Employees. Tenant shall comply with requests by Landlord that Tenant inform Tenant’s employees of items of importance to Landlord.
     25. Use of Building’s Name or Likeness. Without Landlord’s prior written consent, Tenant shall not use the Building’s name or any photograph or other likeness of the Building in connection with, or in promoting or advertising, Tenant’s business, except that Tenant may include the Building’s name in Tenant’s address.
     26. Nontoxic Materials; Adhesives. All materials, fabrics, and products used in Tenant’s furnishings, wall and floor coverings, and ceiling installations shall be nontoxic and subject to the prior approval of Landlord’s architect or engineer. Tenant will not lay linoleum, tile, carpet, or other similar floor covering so that the same is affixed to the floor of the Premises in any manner, except by a paste, or other material that may easily be removed with water; use of cement or other similar adhesive materials is expressly prohibited. The method of affixing any such linoleum, tile, carpet, or other similar floor covering is subject to the approval of Landlord. The expense of repairing any damage resulting from a violation of this Rule will be borne by Tenant.
     27. Rules Changes; Waivers. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations or to make any additional reasonable Rules and Regulations that, in Landlord’s judgment, may be necessary for: (a) the management, safety, care, and cleanliness of the Premises, Building, and Property; (b) the preservation of good order; and (c) the convenience of other occupants and tenants in the Premises, Building, and Property.
Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants. No waiver by Landlord shall be construed as a waiver of those Rules and Regulations in favor of any other tenant, and no waiver shall prevent Landlord from enforcing those Rules or Regulations against any other tenant of the Property. Tenant shall be considered to have read these Rules and Regulations and to have agreed to abide by them as a condition of Tenant’s occupancy of the Premises.

990 Industrial Road Commercial Lease Agreement
exhibit d
master sign program
Section I
1.0 Concept and Overview
Signage is an important element in the identity of this project. Our purpose with the Master Sign Program is to set forth guidelines to ensure consistency in signage of all tenants to reinforce the collective image of this building as an upscale commercial building.
Our intention is to enhance the overall appearance of the building by standardizing all exterior tenant signage and all monument signage. Additionally, our purpose is to assist each business by providing a means for adequate exposure to their customers and the visiting public in order to benefit all parties involved and the community as a whole.
2.0 Monument Sign
The internally illuminated monument sign has been designed for this building to identify the building and the tenants (exhibit 1 A). The maximum height of the monument sign shall not exceed six (6) feet overall height (OAH) above grade and the total tenant sign area shall not exceed 150 sq. feet. Tenant panels to be routed out backed up style with day night acrylic and white diffuser to show black during the day and white at night (exhibit 1B). Tenant copy to stay within tenant sign copy area all per attached (exhibit 1 A). The business centers name Brittan Building and the managed by Black Mountain Properties, LLC lettering is to be route out push through style as per (exhibit 2).
3.0 Tenant Signage
All tenant signage should be compatible with the building and shall be reviewed and approved by the Landlord and City of San Carlos. Two types of tenant signs will exist on the exterior of the 990 Industrial Building. First floor signage will be 18” high illuminated face lit channel lettering and second floor signage will be 24” high internally illuminated reverse pan channel letters (halo lit).
3.1 First Floor Tenants
The First Floor signage is 18” high illuminated face lit channel lettering not to exceed 70% of the tenant sign area. Company logos are not to exceed 15% of the overall sign area. There shall be a maximum number of six (6) tenant signs allowed on the East elevation and a maximum of two (2) tenant signs allowed on the South elevation, for a total of eight (8) tenant signs (exhibits 5 & 6). Additionally, tenant may apply first surface exterior business name in 3” white vinyl lettering and tenant hours in 1” white vinyl lettering and numbers on either side of their entrance door. Suite address will be applied to 1st surface exterior above main entrance door to suite, in 6”, white, vinyl lettering. All signs require Landlord and the City of San Carlos approval with a required City of San Carlos permit (exhibit 3).
3.2 Second Floor Tenants
The Second Floor signage is 24” high internally illuminated reverse pan channel letters (halo lit) not to exceed 70% of the tenant sign area. Company logos are not to exceed 15% of the overall sign area. A maximum of three (3) tenant signs will be allowed on the east elevation of the second floor (exhibit 5). Additionally, one (1) tenant sign will be allowed on the south elevation (exhibit 6). All tenant signage on the 2 floor requires landlord approval. The location to be determined by landlord as to the City pre-approved sign areas they may place their sign in. Second floor sign copy and logo shall not exceed 24” in height and 75 sq. feet. Stacked copy overall height shall not exceed 24” with a maximum of 75 sq. feet (exhibit 4).
4.0 Building Address
Building address to be 18” non illuminated dark gray reverse channel numerals placed on the east upper building fascia (exhibit 5).

Section II
I.	Electrical and Illumination
1)	Fabrication and installation shall comply with all Underwriters Laboratories requirements and applicable state and local codes. All components shall bear the U.L. label indicating approval, and be manufactured and installed by a U.L. certified company.

2)	All wiring, raceways, conductors, transformers, ballasts and other equipment shall be concealed from public view. (Except in the case of pre-approved raceways).

3)	Primary electrical service to all Tenants’ signs shall be tied to Tenant’s electrical service. Tenant shall provide time clocks for use in conjunction with the electrical service and be responsible for all associated costs.

4)	The illumination of all sign components shall be uniform in intensity over all the illuminated surfaces. No noticeable hot spots or shadows will be allowed.

5)	Illumination and electrical specifications must appear on all shop drawings submitted for approval.

6)	The external illumination of all Tenant signs shall not exceed that which is approved by the Landlord during the submission process. There shall be no excessive glare or coloration from lighting on surrounding areas or on Tenant facades.

7)	All illuminated signage must have a time clock provided by the tenant, which is to be controlled by the Landlord.
II.	Construction
1)	All bolts, fasteners, clips, conduits shall be generally hidden from public view. Where externally mounted, all sign parts shall be painted to match the exterior color of the surfaces on which they are mounted.

2)	All manufacturers and installers are advised that prior to final acceptance, each unit may be inspected for conformance by an authorized representative of the Landlord. Any sign, before or after installation, found not to be in conformance with these Guidelines will be rejected and required to be removed immediately by the Tenant or Tenant’s contractor.

3)	Shop drawings are required to be submitted to, and approved by, Landlord prior to the start of any work, detailing all specifications and methods or construction, see the submittal procedures that follow.

4)	Exterior raceway is prohibited.

5)	Fabrication methods (exhibits 3 & 4).
III.	Installation and Removals
1)	All penetrations of any building structure required for sign installations shall be neatly sealed and continuously maintained in watertight condition.

2)	All contractors used by Tenants for installation, removal or service calls on signage must be fully licensed, and must provide Landlord with certificates of insurance prior to the commencement of any work.

3)	All methods of attachment to any structure must be detailed on shop drawings and be approved by the Landlord.

4)	Sign removals shall include the patching and repairing of the entire work area, plus the repainting of any hosted areas as directed by the Landlord.
IV.	General Requirements and Submittal Procedures
No signs shall be fabricated or installed unless the following approvals have been obtained:
All permits required by the City of San Carlos and any associated fees, shall be obtained and paid for by Tenant. All signs shall be constructed and installed at tenant’s expense. Tenants shall be responsible for the fulfillment of all requirements and specifications mandated by these Signage Guidelines and all applicable state and local codes including the Uniform Building Codes. In case of a discrepancy between the requirements of these Signage Guidelines and any City codes or ordinances, the provisions of these Guidelines shall prevail.
Tenant shall submit two (2) sets of professionally prepared sign designs for Landlord’s review prior to application to the City of San Carlos or fabrication of any display. Designs shall include the following:
1)	Dimensioned, scaled drawings showing the sign(s) in elevation and section.

2)	Storefront elevations to scale and dimensioned showing the sign(s) in place, clearly indicating exact size, type and placement of each display.

3)	Specifications of materials, colors, finishes, lighting and method of attachment.

V.	Tenant Responsibilities
Tenants shall be responsible for the fulfillment of all requirements of these Signage Guidelines and all applicable codes and ordinances. Each tenant is responsible for the cost of design, fabrication, installation, maintenance and electricity for their own sign(s). Tenants shall be responsible for the immediate repair of neon, which is damaged, or not illuminating properly, and the proper maintenance of all tenant signs. All permits required by the City of San Carlos and associated fees, shall be obtained and paid for by the tenant or tenant’s representative. Tenants shall be required to perform or cause to have performed such necessary action to correct or repair signage within 10 days of written notice from Landlord.
All sign contractors employed or retained by tenant must carry Workmen’s Compensation and Public Liability insurance providing coverage against damage suffered or done to any and all persons and/or property while engaged in the construction or erection of signs, in an amount deemed appropriate by lessor. Tenants shall indemnify and hold harmless the Landlord and the City of San Carlos from any damages that arise from the installation, maintenance or use of Tenant’s signage.
Upon the termination or conclusion of tenant’s lease, the tenant is responsible at their sole cost for the removal of all signs. All signs must be removed within 30 days of the lease’s termination. The storefront fascia shall be patched, touch-up painted to match existing wall color and otherwise repaired as detailed in previous section of these guidelines.
VI.	Promotional Signs
No temporary signs shall be on building exteriors, secured to or suspended from a building wall or flagpole. They may not be affixed to a tree, roof or fence.
Promotional signs may be placed interior to the tenants leased space and consist of flags, banners, pennants or other similar devices that are professionally designed and fabricated. All such signs shall be designated to an appropriate size and scope. A-Frame signs shall not be permitted at any time. In addition, inflatable graphics, such as King Kong balloons are not allowed. All promotional signage requires Landlord and comply with City codes and applicable permit.
Promotional signs may be utilized for advertising and marketing special items, sales and events only. The size of the temporary sign shall be in proportion to the tenant’s storefront.

EXHIBIT 1A

**TENANT LAYOUT DETAIL** NOT TO SCALE

23' 4"
8' 8"
9' 2"
BRITTAN
BUILDING
HITACHI
InfoPartners

Total Square footage: 55 sq. ft.

(A) **SIGN ELEVATION** SCALE: 3/8" = 1'0"

Computer Care
BRITTAN
BUILDING
HITACHI
InfoPartners
iCATE
DAHLIN GROUP

(A) **SIGN ELEVATION - NIGHT** SCALE: 3/8" = 1'0"

One (1), internally illuminated monument sign

| ITEM | DESCRIPTION | VENDOR | SPECIFICATION |
|---|---|---|---|
| Main Sign Structure, Trim | Aluminum | Tescent | To match building (two color) |
| "Brittan Building" | 3/4" push thru | 3M | Black #3630-22 backed with opaque white |
| "Managed by Black Mountain Properties, LLC" | 1/2" push-thru | 3M | Black #3630-22 backed with opaque white |
| Base | Aluminum | Tescent | To match building |
| Tenant Copy | Routed-out backed with acrylic | Acrylite | Day Night acrylic backed with white diffuser |
| Dividers | 3/4" aluminum FCC | Matthews | Black #282 204, satin |

EXHIBIT 1B

Federal Realty
INVESTMENT TRUST
Computer Care
InfoPartners
HITACHI
DAHLIN GROUP
iGATE

White Diffuser Vinyl
Day/Night acrylic
.125 aluminum face

Routed-Out Letter Detail not to scale

ARROW
SIGN COMPANY

1051 46th Avenue
Oakland, CA 94601
Phone 510.533.7693
Fax. 510.533.0815
Lic. #314794

Routed-Out Letter Detail

EXHIBIT 2

BRITTAN
BUILDING
Managed by Black Mountain Properties, LLC

Clear Lexan backer
1/2" clear acrylic letter
.125 aluminum face
White vinyl
3M vinyl face

Push Thru Letter Detail not to scale

ARROW
SIGN COMPANY

1051 46th Avenue
Oakland, CA 94601
Phone 510.533.7693
Fax. 510.533.0815
Lic. #314794

Push Thru Letter Detail

EXHIBIT 3

Transformer contained within sheet metal box
1" trimcap
Nylon Pin Anchor typ. four (4) per letter
Plex Face
Neon Tubing
Electrobits end cap with GTO sleeving
1/2" conduit pass thru
.040 aluminum return

Mounting Detail not to scale

ARROW SIGN COMPANY

1051 46th Avenue
Oakland, CA 94601
Phone 510.533.7693
Fax. 510.533.0815
Lic. #314794

Internally Illuminated Face Lit Letter - Electrobits

EXHIBIT 4

gadzoox

b a

Transfomer contained within sheet metal box
Aluminum Clips
Rivnuts with 3" threaded studs and 1/2" x 1 1/2" long pvc spacers, adhered in wall with silicone
Electrobits end cap with GTO sleeving
Neon Tubing
1/2" conduit pass-thru
Short neon tube supports
Clear Lexan back
4" Deep Aluminum Letter
1-1/2" standoff

Mounting Detail not to scale

ARROW SIGN COMPANY

1051 46th Avenue
Oakland, CA 94601
Phone 510.533.7693
Fax. 510.533.0815
Lic. #314794

Internally Illuminated Reverse Pan Channel Letters (halo lit)

EXHIBIT 5

990 Industrial Road Commercial Lease Agreement
schedule 2
hazardous substance disclosure
TENANT SHALL IMMEDIATELY NOTIFY LANDLORD IN THE EVENT THE INFORMATION PROVIDED BELOW ON THIS DISCLOSURE IS INACCURATE IN ANY WAY, INCLUDING, ADDITION OF NEW SUBSTANCES, REMOVAL OF SUBSTANCES LISTED ABOVE, OR ANY CHANGE IN THE QUANTITY OF SUBSTANCES.

		DATE TO BE	LANDLORD’S
		INTRODUCED	APPROVAL
SUBSTANCE	QUANTITY	ONTO PREMISES	SIGNATURE

Hazardous Properties of Standard Reagents Used in OpenArray Products

Max
Reagent	Manufacturer	Item No.	CAS	Listed?*	NFPA**	Amount	Hazardous Properties
SNP Reagents
TaqMan® assay	Applied BioSystems	Varies		OSHA	2/1/0	100@ 0.75mL of 40x solution
Pluronic F-38	BioTrove		Multiple	TSCA CA Prop65	1/1/0	50mL of 20% solution	Eyewash/ safety shower required Local exhaust recommended
Albumin, bovine (BSA)	Sigma-Aldrich	A7906	9048-46-8	TSCA	0/1/0	20mL of 10mg/mL solution	Requires BL1 containment
Glycerol	Sigma-Aldrich	G5150	56-81-5	TSCA	1/1/0	1L	Eyewash/ safety shower required Local exhaust recommended
Reagent Alcohol	Not specified	Not specified	Multiple	TSCA SARA 313 RCRA	1/3/0	4 gallons (15L)	Flammable, Poison Flammables storage cabinet required Eyewash/ safety shower required Local exhaust recommended
Bleach	Chlorox	Not specified	7681-52-9	TSCA IARC Category 3	2/0/1	2 gallons (7.6L)	Corrosive Eyewash/safety shower required Local exhaust recommended
Real Time Reagents
Pluronic F-68 (10% stock)	Gibco	24040-032	9003-11-6	TSCA	1/0/0	500mL
Glycerol, 99%	Sigma	G8778	56-81-5	TSCA	1/1/0	1L	Eyewash/ safety shower required Local exhaust recommended
Formamide	Sigma (Aldrich)	18,590-6	75-12-7	TSCA SARA 311/312	2/1/0	100mL	Eyewash/ safety shower required Local exhaust recommended

*	Designated hazardous according to one or more of the following regulatory authorities or state statutes: RCRA 49 CFR 261.33 (RCRA), DOT 49 CFR 171.101 (DOT), California Proposition 65 (CA), OSHA 29CFR 1910.1200 (OSHA). In regards to SARA 302, 304, 311-312 Reporting requirements apply to large quantities of material, far beyond amounts to be used at the proposed site.

**	NPFA Ratings Health/Flammability/Reactivity
Other materials necessary for lab set up:
•	Plumbed eyewash/drench shower

•	At least 2@200ft3 compressed air or nitrogen

•	Ice machine

•	Vortex

•	NT Imager/cycler – 1 case sealing

•	Thermal cyclers (Bio-rad)

•	Speed vac

•	Heat block

•	Plate centrifuge

•	Tube centrifuge

•	4°C upright refrigerator

•	-20°C upright freezer

•	Incubator

•	Sink

•	Ventilation

•	Lab benches

•	Pipettes and pipette tips

•	DI/RODI (boxes)

•	Portable fume hood (for use in handling formamide)

•	Vendor and process to handle biowaste

•	Vendor and process to handle sharps waste

•	Vendor and process to handle chemical waste
Assumptions:
•	BL1 work only, no BL2 (i.e. no human or primate cell work, cell culture work, cell preps) BL2 requires a biosafety cabinet

•	No infectious agents

•	No ethidium bromide

•	No acrylamide

•	No radioactivity

April 18, 2008
Mr, Paul E. Pescatore
Senior VP of Quality and Operations
BioTrove, Inc.
12 Gill Street, Suite 4000
Woburn, MA 01801-1728

Re:	Rent commencement date
990 Industrial Road, Suite 206 San Carlos, CA
Dear Mr. Pescatore,
This letter shall confirm April 15, 2008 as the rent commencement date for the Lease Agreement by and between Black Mountain Holdings LLC (Landlord) and BioTrove, lnc. (Tenant) dated March 20, 2008 for the property located at 990 Industrial Road, Suite 206, San Carlos, California.
The Base Rent schedule in the Lease on page 1 of “Basic Lease Information” will be modified as follows:
Months    1-12    (4/15/08 - 04/30/09)    $2.10/sq. ft./month -       $4,134.90
Months   13-24   (5/01/09 - 04/30/10)    $2.1840/sq.ft./month –   $4,300.30
Months   25-36   (5/01/10 - 04/30/11)    $2.2710/sq. ft./month     $4,472.31
Months   37-48   (5/01/11 - 04/30/12)    $2.3620/sq. ft./ month    $4,651.20
Months   49-60   (5/01/12 - 04/30/13)    $2.4570/sq. ft./ month    $4,837.25
The security deposit and first month’s rent paid is as follows:
Security Deposit — security deposit of $4,837.25.
First month’s rent — $4,134.90.
BioTrove, Inc will owe the following amount as the pro rated base rent for May, 2008. The first month’s rent is being applied to the period of April 15, 2008 through May 14, 2008.

Base rent prorated May, 2008 ($137.83 x 15 days)	$2,067.45

Total amount due May 1, 2008	$2,067.45
If you have any questions, please call me (650-595-8452-Ext. 104).
Sincerely
-s- Steven J. Mitchell
Steven J. Mitchell
Chief Operations Officer

975 Industrial Road, Suite A San Carlos, CA 94070	Phone: (650) 595-8452 Fax: (650) 412-0798